UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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GCP Applied Technologies Inc.

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GCP Applied Technologies Inc.

62 Whittemore Avenue

Cambridge, Massachusetts 02140

Notice of 2021 Annual Meeting and

Proxy Statement

Date of Notice: March 26, 2021

March 26, 2021

To Our Stockholders:

I am pleased to announce the Annual Meeting of Stockholders (the “Annual Meeting”) of GCP Applied Technologies Inc. (“GCP” or the “Company”) will be held on May 6, 2021 at 10:00 a.m. Eastern Time. Due to the impact of the Covid-19 pandemic and to support the health and well-being of our stockholders, employees and their families, this year’s Annual Meeting will be held in a virtual meeting format only, through a live webcast. You will be able to vote and submit questions by visiting register.proxypush.com/gcp and participating live in the webcast. A secure control number that will allow you to participate in the meeting electronically can be found on the enclosed proxy card.

Overview

GCP has a strong history of creating and commercializing high-performance products for concrete and cement producers, as well as architects, engineers, developers, and contractors. GCP’s customers around the world value our brands, customized solutions, deep expertise in construction products and ability to solve problems.

Our focus is on growing revenue, improving margins, increasing our cash flow and generating value for shareholders through the implementation of a robust business strategy. Initially we are focusing our efforts on building our organizational capability, this includes bringing in new leaders with a track record of success. We want to quickly stabilize revenues by servicing our customers better and then drive organic growth. There is a significant opportunity to improve profitability through a simplified organizational structure and to drive more efficient operations through people, process and technology. Our aim is to deliver value to our stockholders, customers and employees, and manage our business operations and facilities in a sustainable manner.

2020

2020 was a year of change for GCP with a new board of directors and new senior leadership while operating the company in the face of challenges brought up by the global pandemic. GCP prioritized the health and safety of its employees around the world and serving its customers. Highlights of our performance include:

•	Expanding GCP’s gross margin by 170 basis points to 39.6% in 2020 from 37.9% in 2019;

•	Achieving eight consecutive quarters of improved profitability for the Specialty Chemicals Construction business;

•	Reducing our sales, general and administrative expenses by $8.3 million;

•	Completing the sale of the Company’s corporate headquarters for gross proceeds of $122.5 million; and

•	Maintaining a cash balance of $483 million and delivering $73.3 million of operating cash flow from continuing operations.

Governance

At our Annual Meeting in May 2020, after a contested election, shareholders approved seven new GCP directors. These changes reinforce our accountability to our shareholders. The Board will continue to regularly review GCP’s governance framework to ensure it is aligned with long-term value creation for our stockholders.

Both the GCP Board and I would like to thank our employees for all of their hard work during a very challenging year.

Sincerely,

Simon Bates

President and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

to be held on

Thursday, May 6, 2021

The 2021 Annual Meeting of Stockholders of GCP Applied Technologies Inc., a Delaware corporation (“GCP” or the “Company”), will be held online on Thursday, May 6, 2021 at 10:00 a.m. You may attend the meeting virtually via the internet at register.proxypush.com/gcp. The purpose of the Annual Meeting is as follows:

1.	To elect the nine directors to hold office until the next annual meeting of GCP stockholders and until their respective successors have been elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as GCP’s independent registered public accounting firm for 2021;

3.	To approve, on an advisory, non-binding basis, the compensation of GCP’s named executive officers, as described in the accompanying proxy statement; and

4.	To transact any other business properly brought before the meeting or any postponement or adjournment thereof.

The record date has been fixed as the close of business on March 8, 2021 for the determination of stockholders entitled to notice of and to vote at the meeting, and any adjournments or postponements of the meeting. This notice and the accompanying proxy materials are made available to you by order of the Board of Directors. The Company’s Board of Directors is soliciting proxies for use at the Annual Meeting and any adjournment or postponement thereof.

The Company is pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. The Company is mailing to many of its stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2020 Annual Report to Stockholders, or 2020 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2020 Annual Report. This process allows the Company to provide its stockholders with the information they need on a more timely basis, while reducing the environmental impact of our annual meeting and lowering the costs of printing and distributing our proxy materials.

To ensure that you have a say in the governance of GCP, it is important that you vote your shares. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card or voting instruction card, which are being solicited on behalf of our Board of Directors (the “Board”).

This proxy statement is dated March 26, 2021 and, together with the enclosed proxy card, is first being furnished to stockholders on or about March 26, 2021.

By Order of the Board of Directors,

Michael W. Valente

Vice President, General Counsel and Secretary

March 26, 2021

Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

GCP®, the GCP® logo and, except as may otherwise be indicated, the other trademarks, service marks or trade names used in this proxy statement are trademarks, service marks or trade names of GCP or its subsidiaries.

Unless the context otherwise indicates, in this document the terms “GCP” or the “Company” mean GCP Applied Technologies Inc. and its consolidated subsidiaries. Unless otherwise indicated, the contents of websites mentioned in this proxy statement are not incorporated by reference or otherwise made a part of this proxy statement.

i

➢	PROXY STATEMENT SUMMARY

This summary highlights selected information in this proxy statement. Please review the entire document prior to voting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON May 6, 2021: This Proxy Statement, the accompanying proxy card or voting instruction card and 2020 Annual Report are available at www.proxydocs.com/gcp.

ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	May 6, 2021 at 10 a.m. Eastern Time

PLACE:	Virtually via the Internet at www.proxypush.com/gcp.

RECORD DATE:	March 8, 2021

VOTING:

Stockholders as of March 8, 2021, the record date, are entitled to vote. Each share of common stock is entitled to one vote for each of the proposals presented.

Even if you plan to attend and vote at the meeting, please vote as soon as possible using one of the following methods.

Vote Online	Vote by Mail	Vote by Phone

www.proxypush.com/gcp	If you received printed proxy materials, complete, sign and date the proxy card or voting instruction card and mail it in the postage-paid envelope provided	1-866-883-3382

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

ADMISSION:

You may attend the meeting virtually via the Internet where you will be able to vote electronically. To register for the virtual meeting along with voting your shares, visit www.proxydocs.com/gcp. You will then be required to enter your control number which is included with the proxy materials. After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the Annual Meeting to the email address you provided during registration with a unique link to the virtual meeting.

MEETING AGENDA AND BOARD RECOMMENDATIONS

Voting Item		Board Recommendation	Page

1.	Election of nine directors to hold office until the next annual meeting of GCP stockholders and until their respective successors have been elected and qualified.	✓ FOR each nominee	8

2.	Ratification of appointment of PricewaterhouseCoopers LLP as GCP’s independent registered public accounting firm for the fiscal year ending December 31, 2021	✓ FOR	25

3.	Advisory vote to approve the 2020 compensation of GCP’s named executive officers.	✓ FOR	27

At the 2021 Annual Meeting, the Board of Directors is nominating nine highly qualified director nominees: Simon M. Bates, Peter A. Feld, Janet Plaut Giesselman, Clay H. Kiefaber, Armand F. Lauzon, Marran H. Ogilvie, Andrew M. Ross, Linda J. Welty and Robert H. Yanker.

GCP’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE ENCLOSED PROXY CARD AND “FOR” EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

 Solving complex

 construction challenges

GCP solves complex construction challenges through its two business segments. The two segments are:

Specialty Construction Chemicals (SCC)

Produces concrete admixture, which enhance the properties of concrete and other cementitious construction materials, and cement additives, which improve the performance of Portland cement, the most widely used construction material in the world. SCC also provides the VERIFI® in-transit concrete management system.

Specialty Building Materials (SBM)

Produces building envelope, residential, and specialty construction products that protect structures from water, vapor transmission, air penetration, and fire damage.

BOARD OF DIRECTORS

As of May 2020, the shareholders of GCP elected a majority of new board members and GCP believes:

●	The Board is composed of a diverse set of deeply talented and highly experienced professionals and;

●	GCP’s director skills and attributes comprise effective oversight abilities over GCP’s strategic goals and business performance.

The table below includes current GCP directors and director nominees. For more information about GCP’s directors’ qualifications, skills and experience, please see page 10-14.

Name, Primary Occupation	Age	Director Since	Current Term Expires	Independent	AC	CC	NGC	SC

Simon M. Bates President and Chief Executive Officer of GCP Applied Technologies Inc.	54	2020	2021

Peter A. Feld‡ Managing Member, Head of Research of Starboard Value LP	42	2020	2021	✓

Janet Plaut Giesselman President of Dow Chemical’s Oil and Gas Division (Former)	66	2020	2021	✓		*	+

Clay H. Kiefaber President/Chief Executive Officer of ESAB, President/ Chief Executive Officer of Colfax (Retired)	65	2019	2021	✓		+		*

Armand F. Lauzon President and Chief Executive Officer of C&D Technologies (Former)	64	2020	2021	✓		+		+

Marran H. Ogilvie Independent Member of the Board of Directors of Several Public Company Boards	52	2019	2021	✓	*		+

Andrew M. Ross President, Pigments and Additives of Rockwood Holdings (Former)	59	2020	2021	✓	+			+

Linda J. Welty Chief Operating Officer of Flint Ink (Former)	65	2020	2021	✓	+		+

Robert H. Yanker Director Emeritus at McKinsey & Company	62	2020	2021	✓		*		+

/ – Director Nominee

‡ – Independent Chairman of the Board

* – Committee Chair

+ – Committee Member

AC – Audit Committee

CC – Compensation Committee

NGC – Nominating, Governance and Environmental and Social Responsibility Committee

SC – Strategy, Operating and Risk Committee

CORPORATE GOVERNANCE HIGHLIGHTS

GCP’s Structure

GCP is committed to best-in-class governance practices that protect the long-term interests of its shareholders and establish strong Board and management accountability. The “Corporate Governance” section beginning on page 15 describes GCP’s governance framework. GCP has adopted key corporate governance best practices, including:

Corporate Governance Strengths

✓	Independent Chairman	✓	Proactive engagement with shareholders

✓	Eight out of nine directors on the Board are independent	✓	Periodic Board and committee evaluation and self- assessments

✓	Majority voting for uncontested director elections	✓	Board refreshment

✓	Annual election of all directors	✓	Director skillsets aligned with corporate strategy

✓	Term limits – directors must submit their resignations after serving 15 years	✓	Regular evaluation of strategic opportunities to enhance shareholder value

✓	No supermajority voting provisions in GCP’s Certificate of Incorporation or By-Laws	✓	Robust stock ownership guidelines for directors and executive officers

✓	Regular executive sessions of the Board and its committees	✓	No hedging or pledging of GCP’s securities by directors or executive officers

EXECUTIVE COMPENSATION HIGHLIGHTS

The Compensation Committee firmly believes in pay-for-performance and has structured the executive compensation program to align GCP’s executives’ interests with those of GCP’s shareholders. GCP’s executive compensation program provides market-aligned pay opportunities that foster the attraction, motivation, engagement, and retention of key talent needed to drive outstanding Company performance and long-term shareholder value.

Following the election of a new Board of Directors in May 2020, the Company has experienced significant changes in the composition of its executive leadership team, including but not limited to the appointment of Simon Bates as the new Chief Executive Officer (“CEO”) in October 2020. GCP’s CEO and other named executive officers (“NEOs”) have a significant amount of their target pay tied to an annual bonus and long-term incentives, which is “Pay at Risk” and dependent on GCP’s financial performance and stock price. The following charts illustrate, for fiscal year 2020, the distribution of value among the three elements of direct compensation—base salary, target annual incentive awards and expected value of long-term equity incentives for GCP’s former CEO, Randall Dearth, former NEOs, James Thompson, Kevin Holland, Narasimhan (Naren) Srinivasan and its current NEOs, Craig Merrill and Boudewijn Van Lent. The long-term equity incentive component reflects the fiscal 2020 annual equity award and is based on the dollar value awarded by the Compensation Committee before conversion to the various forms of equity awards (see the “Long-Term Incentive Awards” section in the Compensation Discussion and Analysis section of this proxy statement).

For purposes of this chart, “Long-Term Incentives” includes restricted stock units and performance-based units. Compensation is considered “Pay at Risk” because it is subject to performance goals, the fluctuations of GCP’s stock price or both. This chart reflects targets for the former CEO and other named executive officers as of December 31, 2020. Based on Mr. Bates’ base salary for 2021, target annual cash incentive and agreed upon long-term incentive award for 2021 his base salary represents 24% of targeted pay, his annual cash incentives represent 24% of targeted pay and 2021 long-term incentives represent 52% of targeted pay, with 77% of his aggregate target compensation being “at-risk”.

POLICIES AND PRACTICES TO SUPPORT EFFECTIVE GOVERNANCE

The Company is committed to integrity, the highest standards of ethical conduct and to effective governance. The following aspects of the Company’s compensation program reinforce that commitment:

What GCP Does:

✓  Link a high proportion of executive pay to shareholders’ interests through performance-based pay and metrics tied directly to shareholder value

✓  Cap individual incentive payouts (annual incentive compensation and long-term incentive performance awards)

✓  Maintain a “claw back” policy for both annual and long-term incentive awards

✓  Include “claw back” provisions in equity award agreements

✓  Actively review and seek to mitigate risk in GCP’s incentive plans and review risk on an annual basis

✓  Retain an independent external executive compensation consultant and review its independence on an annual basis

✓  Maintain robust share ownership guidelines,

✓  Maintain a holding requirement for shares received from equity awards for a minimum of one year or until share ownership criteria are met

✓  Maintain a minimum vesting period of one year for equity awards for all executives and employees

✓  Provide an annual cap on Board of Director awards

What GCP Does Not Do:

×   Provide tax gross ups in change in control agreements

×   Provide single trigger vesting in the event of a change in control

×   Allow directors and executive officers to hedge or pledge any Company securities

×   Reprice or replace options without shareholder approval

×   Utilize liberal share counting of equity plan shares

×   Grant stock options with an exercise price below fair market value of GCP’s stock on the date of grant

×   Provide perquisites to GCP’s NEOs other than annual physicals

PROPOSAL ONE

ELECTION OF DIRECTORS

The GCP Board of Directors – Director Qualifications and Nomination

Pursuant to the Amended and Restated By-Laws of GCP (the “By-Laws”) and the Amended and Restated Certificate of Incorporation of GCP (the “Certificate of Incorporation”), the number of directors of the Company is determined by resolution of GCP’s Board. The size of the Board of Directors is currently set at nine members, and the Company has nominated nine director nominees for election at the 2021 Annual Meeting for a one-year term. Following the 2020 Annual Meeting the Board consisted of ten directors, it was reduced to nine in connection with the passing of Kevin Brown in January 2021.

The Board and Nominating and Governance Committee have unanimously nominated the following nine individuals for a one-year term expiring at the 2022 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation or removal: Simon Bates, Peter Feld, Janet Giesselman, Clay Kiefaber, Armand Lauzon, Marran Ogilvie, Andrew Ross, Linda Welty and Robert Yanker.

The Board believes that its membership should be composed of directors who have the highest integrity, a diversity of experience, the education and ability to understand business problems and evaluate and propose solutions, the personality to work well with others, a dedication to the interests of GCP’s stockholders, a commitment to GCP’s social responsibilities, and the time to meet their responsibilities as directors. The Board further believes that a substantial majority of its membership should be independent. GCP’s Board has determined that Mr. Feld, Ms. Giesselman, Mr. Kiefaber, Mr. Lauzon, Ms. Ogilvie, Mr. Ross, Ms. Welty and Mr. Yanker qualify as independent under applicable rules and regulations and GCP’s independence standards. See information contained in the “Corporate Governance-Number and Independence of Directors” section of this proxy statement.

All of GCP’s director nominees bring to the Board a wealth of leadership capabilities derived from their service in executive and managerial roles and also extensive board experience. Further, Board diversity across a number of dimensions was critically important in constructing the Board and current slate of Board nominees. The strong mix of knowledge, skills and industry expertise among GCP’s director nominees provides the required breadth and depth for effective Board oversight. The Board believes that the nominees as a group have the backgrounds and skills important to its business and that this allows the Board as a collective body to lead GCP in a manner that serves its stockholders’ interests. The following list highlights the skills and experience that GCP considers important for its directors in light of current business and structure. The nominees’ biographies note each nominee’s relevant experience, qualifications and skills, including those relative to this list.

Skills/ Experience	Why It Matters to GCP and GCP’s Shareholders
Financial/ Accounting

A deep understanding of corporate finance, financial controls and external reporting enables directors to safeguard assets, efficiently allocate capital and effectively oversee the processes that provide shareholders with information about GCP’s results of operations, risks and prospects.

Industry Experience

Industry experience is important in understanding the technical nature of GCP’s business. This knowledge helps inform the Board’s views on GCP’s end markets and contributes to a deeper understanding of GCP’s business strategy, operations, key performance indicators and competitive environment.

Innovation and Technology

Developing leadership positions within high value segments of the construction market through new product innovation and technology development is critical to GCP’s future success. Forward-thinking directors help GCP anticipate and take advantage of new opportunities and address emerging risks.

Mergers & Acquisitions

Experience leading public company M&A contributes to the Board’s ability to assess the appropriate path for long-term value creation at GCP. This experience includes evaluating inorganic growth opportunities through acquisitions and other business combinations, executing operational integrations, and negotiating public company sell-side transactions.

Operational Leadership of a Global Business

GCP has significant worldwide operations and growing revenue outside the United States is an important part of GCP’s long-term growth strategy. Its business success is derived from a broad perspective on global business opportunities and an understanding of diverse business environments, economic conditions and cultures. Experience developing and implementing operating plans for a complex organization provides insight and perspective relative to the Board’s oversight of its global operations. Additionally, directors with global experience can provide valuable business and cultural perspective regarding many important aspects of GCP’s business.

Public Company Board Experience

Service on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends as well as insights into board management, relations between the board, the CEO and senior management and succession planning.

Public Company Leadership Experience

“C-Suite” experience with a public company, including leadership experience as a division president or functional leader within a complex organization contributes to the Board’s understanding of operations and business strategy as well as demonstrated leadership ability.

Risk Assessment/ Management

Directors with risk assessment/management experience contribute to the identification, assessment and prioritization of key risks facing GCP, including cybersecurity, regulatory compliance, competition, financial and intellectual property risks.

Strategic Planning/ Business Development

Directors with a background in strategic planning/business development provide insight into developing and implementing strategies for growing GCP’s business and have the perspective to analyze, shape and oversee the execution of important policy issues.

A biography for each of the nine nominees standing for election is set forth below.

Unless otherwise instructed, the proxies will vote “FOR” each of the director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES FOR DIRECTOR.

NOMINEES FOR ELECTION AS DIRECTORS

Simon M. Bates Age 54 Director since 2020

Mr. Bates has served as GCP’s Chief Executive Officer and President and a member of the Board since October 2020. From May 2017 to October 2020, he served as President of Infrastructure Products Group, a division of CRH plc, a manufacturer of building products and materials. Prior to CRH, from August 2016 to April 2017, Mr. Bates served as Senior Vice President, Building Products at Westlake Chemical, a manufacturer and supplier of chemical and plastic product. Previously, Mr. Bates held various roles of increasing responsibility at Axiall, from April 2009 to August 2016. Mr. Bates received his B.A from the University of York in England. The Company believes Mr. Bates’ qualifications to sit on the Board include his extensive industry experience, strategic mindset and strong commercial and operational acumen.

Peter Feld Age 42 Director since 2020

Mr. Feld is a Managing Member and Head of Research of Starboard Value LP, a New York-based investment adviser with a focused and fundamental approach to investing primarily in publicly traded U.S. companies, a position he has held since April 2011. From November 2008 to April 2011, Mr. Feld served as a Managing Director of Ramius LLC and a Portfolio Manager of Ramius Value and Opportunity Master Fund Ltd. From February 2007 to November 2008, he served as a director at Ramius LLC. Mr. Feld currently serves as a member of the Board of Directors of each of Magellan Health, Inc. (NASDAQ: MGLN), a healthcare company, since March 2019 and NortonLifeLock Inc. (NASDAQ: NLOK) (f/k/a Symantec Corporation), a cybersecurity software and services company, since September 2018. He previously served as a member of the Board of Directors of each of AECOM (NYSE:ACM), a multinational infrastructure firm, from November 2019 to June 2020, Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, networking and connectivity semiconductor solutions, from May 2016 to June 2018, The Brink’s Company (NYSE: BCO), a global leader in security-related services, from January 2016 to November 2017, Insperity, Inc. (NYSE: NSP), an industry-leading HR services provider, from March 2015 to June 2017, Darden Restaurants, Inc. (NYSE: DRI), a full-service restaurant company, from October 2014 to September 2015, Tessera Technologies, Inc. (formerly NASDAQ: TSRA) (n/k/a Xperi Corporation), a leading product and technology licensing company, from June 2013 to April 2014 and Integrated Device Technology, Inc. (NASDAQ: IDTI), a company that designs, develops, manufactures and markets a range of semiconductor solutions for the advanced communications, computing and consumer industries, from June 2012 to February 2014. Mr. Feld received a BA in Economics from Tufts University. The Company believes Mr. Feld’s extensive knowledge of the capital markets, corporate finance, and public company governance practices as a result of his investment experience, together with his significant public company board experience, make him a valuable asset to the Board.

Janet Plaut Giesselman Age 66 Director since 2020

Ms. Giesselman serves on the Board of Directors of Twin Disc, Inc. (NASDAQ: TWIN), a global provider of power transmissions for marine, oil & gas and industrial uses, since June 2015, Ag Growth International, Inc. (TSX: AFN), a leading manufacturer of grain handling, storage and conditioning equipment, since 2013, Avicanna Inc. (TSX: AVCN), a leader in innovative biopharmaceutical advances since June 2019 and McCain Foods, a privately held leading manufacturer of frozen french fries and potato specialties, since 2014. Previously, Ms. Giesselman served on the board of directors of Omnova Solutions Inc. (NYSE:OMN) since March 2015, a global provider of emulsion polymers and specialty chemicals acquired by Synthomer April 2020 and of privately held companies and joint ventures, including Retirement Living Inc., Visionary Enterprise Inc., Michigan Surgery Investment Board, Solvay Americas, Indiana Pro Health Network, LLC, Dow Reichhold Spec, Indianapolis University Research Technology. Prior to that, Ms. Giesselman held a number of senior leadership positions for The Dow Chemical Company (NYSE: DOW), a global manufacturer of agriculture, energy, specialty and commodity chemicals, from 2001 to 2010, including Business Vice President of Dow Latex from 2006 to 2007 and President and General Manager of Dow Oil & Gas, from 2007 to 2010. From 1981 to 2001, Ms. Giesselman worked in a variety of sales, marketing and strategic planning roles at Rohm & Haas Company (formerly NYSE: ROH), a specialty and performance materials company, including Regional Business Director, Agricultural Division, from 1998 to 2001, ROHMID, LLC and F&R Agro. Ms. Giesselman received her B.S. in Biology from Pennsylvania State University and her M.S. in Plant Pathology from the University of Florida. The Company believes that Ms. Giesselman’s significant leadership experience as a senior executive in the specialty chemicals industry and her expertise in growth strategies and innovation, as well as her service on a number of public company boards make her a valuable addition to the Board.

Clay H. Kiefaber Age 64 Director since 2019

Mr. Kiefaber most recently served as Special Assistant to the Secretary of Commerce: Finance and Budget, as a member of the beachhead transition team, from January 2017 until May 2017. Prior to that, Mr. Kiefaber served as Interim Chief Executive Officer and a member of the board of directors of Premier Fixtures, a manufacturer that provides retail fixture solutions, from June 2016 to September 2016. Mr. Kiefaber served as President and CEO of Colfax Corporation, a leading global manufacturer of gas and fluid-handling and fabrication technology (“Colfax”), from January 2010 to April 2012 and CEO of ESAB at Colfax from January 2012 to December 2016. Mr. Kiefaber also served on the Board of Directors of Colfax from May 2008 until August 2015. Prior to that, Mr. Kiefaber worked at Masco Corporation, a manufacturer of products for home improvement and construction, in a variety of senior executive roles from 1989 until 2007, including Group President of architectural coatings and windows group from December 2005 to 2007. Earlier positions included: Senior Manager within the Advanced Manufacturing Group of Price Waterhouse, Materials Manager for a division of Harris Corporation, and technical sales positions for Hewlett-Packard and Digital Equipment Corporation. The Company believes that Mr. Kiefaber’s substantive experience from serving in a variety of senior executive positions as well as his industry specific knowledge make him a valuable asset to the Board.

Armand F. Lauzon Age 64 Director since 2020

Mr. Lauzon most recently served as President and Chief Executive Officer of C&D Technologies, Inc., which supplies standby batteries for infrastructure uses, from March 2015 to December 2019. From 2002 to 2014, Mr. Lauzon served as chief executive officer and board member for three portfolio companies of the Carlyle Group. From December 2008 to December 2014, Mr. Lauzon served as Chief Executive Officer of Sequa Corporation, which provides services for the aerospace and metal coating segments and has operations in over 15 countries. He became a board member of Sequa Corporation in March 2008 and served as acting Chief Operating Officer from July 2008 until December 2008. He previously served as Chief Executive Officer of Zekelman Industries (formerly J.M. Streel Group), a metal tube and pipe manufacturer, from October 2006 to July 2008, during which he implemented strategic initiatives to increase sales and improve operational efficiency. The Company believes that Mr. Lauzon’s substantive experience from serving in a variety of senior executive positions as well chief executive officer make him a valuable asset to the Board.

Marran H. Ogilvie Age 52 Director since 2019

Ms. Ogilvie currently serves on the Board of Directors of Ferro Corporation (NYSE:FOE), a supplier of functional coatings and color solutions, since October 2017 and Four Corners Property Trust, Inc. (NYSE:FCPT), a real estate investment trust that invests in restaurant properties in the U.S., since November 2015. Previously, Ms. Ogilvie served as an Advisor to the Creditors Committee for the Lehman Brothers International (Europe) Administration (the “Creditors Committee”) from June 2010 until July 2018, which assisted the Administrators in finding solutions to the significant issues affecting the estate. She also previously served as a Representative of a Member of the Creditors Committee from January 2008 until June 2010. Ms. Ogilvie has also served on the Board of Directors of :Evolution Petroleum Corporation (NYSE:EPM), a developer and producer of oil and gas reserves, from December 2017 until December 2020, the Board of Directors of Bemis Company, Inc. (formerly NYSE: BMS), a global manufacturer of flexible packaging products and pressure sensitive materials, from March 2018 until it was acquired in June 2019, Forest City Realty Trust, Inc. (formerly NYSE: FCEA), a real estate investment trust that was later acquired, from April 2018 to December 2018, LSB Industries, Inc. (NYSE:LXU), a chemical manufacturing company, from April 2015 to April 2018, Seventy Seven Energy Inc. (formerly NYSE:SSE), an oil field services company that was later acquired, from July 2014 to July 2016, The Korea Fund, Inc. (NYSE:KF), an investment company that invests in Korean public equities, from November 2012 to December 2017, ZAIS Financial Corp. (formerly NYSE:ZFC)(n/k/a Sutherland Asset Management Corp.), a real estate investment trust, from February 2013 to October 2016, and Southwest Bancorp, Inc. (formerly NASDAQ:OKSB), a regional commercial bank that was later acquired (“Southwest”), from January 2012 to April 2015. She also previously served as Southwest’s Advisor from September 2011 to January 2012. Prior to that, Ms. Ogilvie was a member of Ramius, LLC, an investment management firm, where she served in various capacities from 1994 to 2009 before the firm’s merger with Cowen Group, Inc. (“Cowen Group”), including as Chief Operating Officer from 2007 to 2009 and General Counsel and Chief Compliance Officer from 1997 to 2007. Following the merger in 2009, Ms. Ogilvie became Chief of Staff at Cowen Group until 2010. Ms. Ogilvie received a Bachelor’s degree from the University of Oklahoma and a Juris Doctorate from St. John’s University School of Law. The Company believes that Ms. Ogilvie’s substantial business experience and financial background coupled with her extensive experience serving as a director of public companies make her a valuable addition to the Board.

Andrew M. Ross Age 59 Director since 2020

Mr. Ross currently serves on the Board of Directors of Ferro Corporation (NYSE:FOE), a producer of technology-based performance materials for manufacturers, since October 2016, where he serves as a member of its Audit and Governance & Nomination Committees. Previously, Mr. Ross was the Chief Executive Officer of Rolland-Fox Holdings, LLC, a producer of sustainable paper products, from January 2016 to March 2016. Prior to that, Mr. Ross served as an advisor to Huntsman Pigments and Additives (“Huntsman Pigments”)(f/k/a Rockwood Pigments), a primary manufacturer and processor of powder, liquid and granulated forms of color pigments including iron oxides, mixed-metal colors, transparent iron oxides, high heat-stable pigments, natural colors and corrosion inhibiting pigments, from October 2014 to December 2014. Mr. Ross is the former President of the Pigments and Additives business at Rockwood Holdings, Inc. (“Rockwood”)(formerly NYSE:ROC), a performance additives and titanium dioxide business, from January 2013 until its acquisition by Huntsman Pigments in October 2014. Mr. Ross joined Rockwood in 1990, and during his tenure he served in various management roles, including President of Color Pigments and Services from 2007 to 2010 and President of Performance Additives from 2010 to 2013. While at Rockwood, he led a number of initiatives that significantly increased sales and profitability of its color pigments business, including several multi-national acquisitions, acquisition integrations, and operational efficiency optimization projects. Prior to Rockwood, Mr. Ross worked in corporate finance at Smith Barney & Co. (n/k/a Morgan Stanley Wealth Management), a multinational financial services corporation from 1985 to 1987. Currently, he also serves as a director of Bartek Ingredients, Inc., a specialty chemical manufacturer serving food & beverage and industrial end markets, since November 2018. He also served as a director for Viance, LLC, a provider of an extensive range of advanced wood treatment technologies and services to the global wood preservation industry, from August 2010 until February 2014. Mr. Ross received his B.A. from Tufts University and his MBA from the Kellogg School of Management at Northwestern University. He also studied at the Institut d’Etudes Politiques in Paris. The Company believes that Mr. Ross’ extensive senior leadership roles at family-owned, private equity sponsored and publicly owned companies coupled with his operational expertise make him a well-qualified member of the Board.

Linda J. Welty Age 65 Director since 2020

Ms. Welty currently serves on the board of directors at Mercer International, Inc. (NASDAQ: MERC), a global provider of sustainably sourced forest products, bio-based renewable energy and chemicals, since June 2018. She also serves as an independent director of Huber Engineered Materials, a global manufacturer of engineered specialty ingredients, a portfolio company of J.M. Huber Corporation and has served in that role since 2014. She is the President and Chief Executive Officer of Welty Strategic Consulting, LLC, an advisory firm focused on the development and execution of value creation strategies, since 2005. She formerly served as chairman and a director of the Atlanta Chapter of the National Association of Corporate Directors; whose mission is to advance excellence in corporate governance. From 2010 to 2011 she served as a director and member of the special committee of Massey Energy Company (formerly NYSE: MEE). She served as an independent director of Vertellus Specialties, Inc. from 2007 to 2016. Previously, Ms. Welty was the President and Chief Operating Officer of Flint Ink Corp., the world’s second largest manufacturer of printing ink for publication and packaging, from 2003 to 2005. Prior to that, Ms. Welty was the President of the Specialty Group and member of the Executive Committee of H.B. Fuller Company (NYSE: FUL), a global manufacturer of adhesives, sealants and coatings, from 1998 to 2003. She also served for over twenty years in global leadership roles for Hoechst AG and its former U.S. subsidiary,

Celanese (NYSE: CE). She holds a Bachelor of Science in Chemical Engineering from the University of Kansas. Ms. Welty brings to the Board extensive global industrial experience spanning more than forty years in corporate governance, executive leadership, operations, sales, marketing and manufacturing roles in the chemicals, specialty chemicals and energy industries.

Robert H. Yanker Age 62 Director since 2020

Mr. Yanker has served as Director Emeritus at McKinsey & Company (“McKinsey”), a worldwide management consulting firm, since September 2013. Mr. Yanker served at McKinsey for 27 years, from 1986 to 2013, where he worked with a variety of clients in the industrial, consumer and telecommunications sectors on a full range of issues from strategy, portfolio assessment, sales and operations transformation, restructuring and capability building. He previously served as a director of Bemis Company, Inc. (formerly NYSE: BMS), a global manufacturer of flexible packaging products and pressure sensitive materials, from March 2018 until it was acquired in June 2019, Aaron’s Inc. (NYSE:AAN), a leading omnichannel provider of lease-purchase solutions, from May 2016 until May 2019, and Wausau Paper Corp. (formerly NYSE:WPP), a manufacturer of away-from-home towel and tissue products, from July 2015 until January 2016 when the company was acquired by a subsidiary of SCA Americas, Inc. Mr. Yanker received both his B.A. and his M.B.A. from Harvard University. The Company believes that Mr. Yanker’s qualifications to serve as member of the Board include his significant managerial and operational expertise gained from his extensive experience advising and consulting for senior management teams and his public board experience.

CORPORATE GOVERNANCE

Corporate Governance Principles

GCP is committed to sound corporate governance, which it believes will help to sustain its success and continue to build long-term stockholder value. To that end, the Company has in place Corporate Governance Principles which are designed to assist the Company and the Board in implementing effective corporate governance practices. The Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at GCP is intended to achieve both. The Board also believes that strong governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity. You can find the GCP Corporate Governance Principles on its website at www.gcpat.com.

Independence of Directors

Under the New York Stock Exchange (“NYSE”) Corporate Governance Standards, a majority of the Board must qualify as independent directors. However, GCP’s Corporate Governance Principles require that a substantial majority of the Board qualify as independent directors. The NYSE Corporate Governance Standards define specific relationships that disqualify directors from being independent and further require that, for a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In making determinations regarding independence, the Board applied the NYSE standards, reviewed GCP’s relationships with organizations with which its directors are affiliated and broadly considered all relevant facts and circumstances known to it.

The Board determined that each of its nominees, other than Simon Bates, its Chief Executive Officer, satisfies the independence criteria set forth in the NYSE Corporate Governance Standards and is independent. These independent director nominees unanimously recommended by the Board are: Mr. Feld, Ms. Giesselman, Mr. Kiefaber, Mr. Lauzon, Ms. Ogilvie, Mr. Ross, Ms. Welty and Mr. Yanker.

Each independent director is expected to notify the chair of the Nominating, Governance and Environmental and Social Responsibility Committee (the “Nominating and Governance Committee”), as soon as reasonably practicable, of changes in his or her personal circumstances that may affect the Board’s evaluation of his or her independence.

Board Leadership – Independent Chairman of the Board of Directors

Under GCP’s Corporate Governance Principles, the Board makes a determination as to whether the Chief Executive Officer should also serve as Chairman of the Board. This determination is based upon the composition of the Board and the circumstances of GCP at the time. The Board has considered the roles and responsibilities of each position and currently believes that GCP and its stockholders are best served by having Mr. Feld serve as independent Chairman of the Board. The Board believes that Mr. Feld’s position as independent Chairman is appropriate due to his extensive business experience, his financial, audit, accounting and financial controls experience and his full appreciation of the business environment and GCP’s risk management strategies. The Board believes that Mr. Feld, as independent Chairman of the Board, provides strong, oversight of management and the Company’s financial, operational and strategic plan while providing a single voice to management, stockholders and customers, serving as a vital link between management and the independent directors and ensuring the most effective operation of the Board.

Term Limits for Directors

Pursuant to GCP’s Corporate Governance Principles, after a director has reached 15 years of service on the Board, that director must submit his or her resignation. The Board has the option to accept or reject such resignation.

Director Nomination Process; Shareholder Recommendations for Director Nominees

In considering candidates for election to the Board, GCP is guided by its belief that the Board should be composed of individuals with a commitment to increasing stockholder value, a diversity of experience, the highest integrity, the education and ability to understand business problems and evaluate and propose solutions, the personality to work well with others, a commitment to GCP’s social responsibilities and the availability of time to assist GCP. GCP wishes to ensure that a diversity of experience is reflected on the Board, including a broad diversity of industry experience, product experience and functional background. Pursuant to GCP’s Corporate Governance Principles, GCP is also committed to having a substantial majority of the Board be independent, as defined by NYSE rules and applicable laws and regulations.

The Board periodically conducts a self-assessment process and reviews the skills and characteristics needed by the Board. As part of the review process, the Board considers the skill areas represented on the Board, those skill areas represented by directors expected to retire or leave the Board in the near future, and recommendations of directors regarding skills that could improve the ability of the Board to carry out its responsibilities.

When the Board or the Nominating and Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chair of the Nominating and Governance Committee will initiate a search, seeking input from other directors and management, review any candidates that the Committee has previously identified or that have been recommended by stockholders in that year and may retain a search firm. The Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and the sole authority to approve the search firm’s fees and other retention terms. As part of this process, the Nominating and Governance Committee engaged a leading executive search firm to aid the Nominating and Governance Committee in establishing director nominee criteria.

The Nominating and Governance Committee will consider director nominations made by stockholders. To nominate a person to serve on the Board, a stockholder should write to: GCP Applied Technologies Inc., 62 Whittemore Avenue, Cambridge, Massachusetts 02140, Attention: Corporate Secretary. Director nominations must be delivered to the Corporate Secretary in accordance with the Company’s By-laws. This generally means the nomination must be delivered not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided that, if (a) the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date of the preceding year’s annual meeting, or (b) no annual meeting was held during the preceding year, then the notice must be delivered not earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the 90th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The nomination must contain any applicable information and must otherwise be in proper form, as set forth in the Company’s By-laws. The Nominating and Governance Committee will consider and evaluate persons nominated by stockholders in the same manner as it considers and evaluates other potential directors.

Communications with the Board of Directors

Stockholders, employees, customers, vendors or other interested parties may communicate with the Board of Directors by writing to the Corporate Secretary at the following address: Board of Directors, c/o GCP Applied

Technologies Inc., 62 Whittemore Avenue, Cambridge, Massachusetts 02140, Attention: Corporate Secretary. The Corporate Secretary will review and forward all communications from stockholders to the Board, except for those communications from stockholders that are outside the scope of Board matters or duplicative of other communications by the applicable stockholder and previously forwarded to the Board.

Board Role in Risk Oversight

The Board of Directors actively oversees the risk management of GCP and the implementation of GCP’s strategic plan and the risks inherent in the operation of its businesses. The Board reviews the GCP enterprise risk management program at least annually and considers whether risk management processes are functioning properly and are appropriately adapted to GCP’s strategy, culture, risk appetite and value-generation objectives. The Board provides guidance to management regarding risk management as appropriate. These activities are supplemented by an internal audit function that reports directly to the Audit Committee.

Standing Board committees are responsible for overseeing risk management practices relevant to their functions. The Audit Committee oversees the management of market and operational risks that could have a financial impact, such as those relating to internal controls and financial liquidity. The Audit Committee is also tasked with reviewing cybersecurity risks and incidents and any other risks and incidents relevant to information technology system controls and security, and discussing if any such risks and incidents should be disclosed in GCP’s periodic filings with the SEC. The Nominating and Governance Committee oversees risks related to governance issues, such as the independence of directors and the breadth of skills on the Board and also assists the Company’s management in addressing the Company’s responsibilities as a global corporate citizen in the areas of environmental and social responsibility. The Compensation Committee manages risks related to GCP’s executive compensation plans and the succession of the Chief Executive Officer and other executive officers. The Strategy, Operating and Risk Committee manages certain risks related to operating strategies and strategic planning.

Risk Management in GCP’s Compensation Practices

At the Compensation Committee’s direction, representatives of GCP’s human resources and legal departments conducted a risk assessment of GCP’s compensation policies and practices during 2020. This risk assessment consisted of a review of cash and equity compensation provided to GCP employees, with a focus on compensation payable to senior executives and incentive compensation plans, which provide variable compensation to other GCP employees based upon Company and individual performance. The Compensation Committee and its independent consultant reviewed the findings of this assessment and agreed with the conclusion that GCP’s compensation programs are designed with the appropriate balance of risk and reward in relation to GCP’s overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on GCP. The following characteristics of GCP’s compensation programs support this finding:

●	GCP’s use of different types of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components;

●	the cap on awards to limit windfalls;

●	GCP’s practice of looking beyond results-oriented performance in assessing the contributions of a particular executive;

●	GCP’s share ownership guidelines;

●	GCP’s executive compensation claw-back policy;

●	GCP’s recoupment policy for equity awards; and

●	the ability of the Compensation Committee to reduce incentive payouts if deemed appropriate.

Code of Ethics

The Company has adopted a Business Ethics Policy and a Conflicts of Interest Policy that are applicable to the members of the Board and to all of its employees, including, but not limited to, the principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions. Together, these policies meet the requirements of a “code of ethics” as defined by SEC regulations as well as the requirements of a code of business conduct and ethics under NYSE listing standards. The Business Ethics Policy and Conflicts of Interest Policy are posted on GCP’s website, www.gcpat.com, under the heading “Investors.” Any amendments to or waivers of GCP’s Business Ethics Policy or Conflicts of Interest Policy that the Board of Directors approves will be disclosed on GCP’s website.

Succession Planning

The Board’s Compensation Committee and the full Board periodically review succession planning for GCP’s Chief Executive Officer and other senior leadership positions. GCP’s Chief Executive Officer discusses with the Board and the Compensation Committee, at least once per year, his recommendations and evaluations of potential successors to his position, including in the event of an unexpected emergency, and reviews development plans, if any, recommended for such individuals. As part of its regular succession planning process, the Board oversaw multiple changes in GCP’s leadership during 2020. In August 2020, the Company announced that Craig A Merrill, the Company’s interim Chief Financial Officer, was appointed Chief Financial Officer. Mr. Merrill has 30 years of experience in the global building products and specialty chemicals industries and has been with the Company (and its predecessor, W.R. Grace and Co.) since 1990. His experience and knowledge of GCP’s business, strategy and financial processes has helped to ensure a smooth transition for the Chief Financial Officer role. In addition, in September 2020, the Company announced that Randall S. Dearth would be stepping down from his position as Chief Executive Officer of GCP as of October 1, 2020. The Board determined that Mr. Bates was the appropriate individual to replace Mr. Dearth. Mr. Bates’s appointment was the culmination of an extensive Board-led search and the Company believes his deep industry experience, strategic mindset and strong commercial and operational acumen will enable him to successfully lead GCP.

Stock Ownership Guidelines

In order to ensure that the long-term financial interests of GCP’s directors and senior executives are fully aligned with the long-term interests of GCP’s stockholders, the Board has implemented stock ownership guidelines. The guidelines are as follows:

Category of Executive	Ownership Guideline
Directors (other than CEO)	5 times cash portion of annual retainer
Chief Executive Officer	5 times base salary
Other Executive Officers	3 times base salary

Directors and executives subject to the stock ownership guidelines have five years from their initial election or appointment to comply with the relevant guideline. Although no directors or executive officer have been with the Company for five years, Robert H. Yanker’s and Armand F. Lauzon’s holdings meet or exceed the stock ownership requirements.

Stockholder Engagement

It is a priority of the Company and Board to maintain open communication with its stockholders. The Company and Board are committed to regularly engaging with its stockholders regarding the Company’s strategic direction, performance, governance and other key matters. Both management and the Board believe that this is best accomplished through ongoing dialogue with stockholders, including soliciting feedback and suggestions from its stockholders to strengthen the long-term prospects of the Company.

When requested, the Company has sought to make available its Chairman and other independent members of the Board for meetings with stockholders. The Board and management have found these meetings invaluable: they have enhanced its stockholders’ understanding of the Company’s strategy and the ongoing robust dialogue these meetings have stimulated has generated useful feedback from the Company’s stockholder base, allowing it to better understand stockholder perspectives. The Company continually assesses practices and make changes to reflect its conversations with stockholders. The Board and management are committed to maintaining and enhancing this dialogue with its stockholders.

Anti -Hedging Policy

The Corporate Governance Principles include a prohibition against hedging. In addition, directors and executive officers are not permitted to hedge their economic exposure to GCP securities through put or call options, short sales, derivatives, or similar instruments or transactions, or pledge any GCP securities as collateral or to secure any loan or other liability or obligation.

MEETINGS AND BOARD COMMITTEES

Board Meetings

At the 2020 Annual Meeting the following directors were elected to the Company’s Board of Directors: Peter Feld, Janet Giesselman, Clay Kiefaber, Armand Lauzon, Marran Ogilvie, Andrew Ross, Linda Welty, Kevin Brown and Robert Yanker. Simon Bates joined the Board in October 2020 upon his appointment as CEO of the Company. During the fiscal year ended December 31, 2020, the Board met 16 times. For the period of his or her Board service in fiscal 2020, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the standing committees on which the director served. Kevin Brown passed away in January 2021.

Executive Sessions

During 2020, the independent directors met in executive session at every regular Board meeting, including executive sessions to perform annual evaluations of both the current and former CEOs. The Chairman of the Board presided at these executive sessions. Also, during 2020, each of the Audit, Compensation, and Nominating and Governance Committees met in executive sessions without members of management present.

Director Attendance at Board, Board Committee and Annual Meetings

The Board generally holds five regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and committee meetings and participating in conference calls to discuss quarterly earnings announcements or significant transactions or developments. Additionally, the Company may call upon directors for advice between meetings. Under the Company’s Corporate Governance Principles, the Company expects directors to regularly attend meetings of the Board and of all committees on which they serve and to review the materials sent to them in advance of those meetings. The Company expects nominees for election at each annual meeting of stockholders to attend the annual meeting. All directors serving on the Board attended the Annual Meeting of Stockholders held on May 28, 2020.

Committees of the Board of Directors

The Board of Directors has the following four standing committees: Audit Committee, Compensation Committee, Nominating, Governance and Environmental and Social Responsibility Committee (the “Nominating and Governance Committee”), and Strategy, Operating & Risk Committee. In June 2020, the Board combined the responsibilities of the former Corporate Responsibility Committee with the responsibilities of the Nominating and Governance Committee and established the Strategy, Operating and Risk Committee. Only independent directors, as independence is determined in accordance with NYSE rules and other applicable laws or regulations, are permitted to serve on the standing committees. The Board annually selects, from among its members, the members and Chair of each standing committee.

The table below provides information with respect to committee membership as of March 26, 2021. The table also sets forth the number of meetings (including teleconference meetings) held by each committee in 2020:

Director	Audit	Compensation	Nominating and Governance	Strategy, Operating and Risk+
Peter A. Feld‡
Janet Giesselman		*	✓
Clay H. Kiefaber		✓		*
Armand Lauzon		✓		✓
Marran H. Ogilvie	*		✓
Andrew M. Ross	✓			✓
Linda J. Welty	✓		✓
Robert H. Yanker			*	✓
Number of Meetings in 2020	5	11	3	8

✓	Committee Member
*	Committee Member and Committee Chair
‡	Chairman of the Board
+	The Strategy, Operating and Risk Committee was established in June 2020

Each standing committee has a written charter that describes its responsibilities. Each of the standing committees has the authority, as it deems appropriate, to independently engage outside legal, accounting or other advisors or consultants. In addition, each standing committee periodically conducts a review and evaluation of its performance and reviews and reassesses its charter. You can find the current charters of each standing committee on GCP’s website at www.gcpat.com.

Audit Committee

The Audit Committee has been established in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of the NYSE and GCP’s Corporate Governance Principles. The Audit Committee assists the Board in overseeing:

●	the integrity of GCP’s financial statements;

●	GCP’s compliance with legal and regulatory requirements;

●	the qualifications and independence of GCP’s independent registered public accountant;

●	the performance of GCP’s internal audit function and independent registered public accountant; and

●	the preparation of an audit committee report as required by the SEC.

The Audit Committee has the authority and responsibility for the appointment, retention, compensation, oversight and, if circumstances dictate, discharge of GCP’s independent registered public accountant, including preapproval of all audit and non-audit services to be performed by the independent registered public accountant. The independent registered public accountant reports directly to the Audit Committee and, together with GCP’s internal audit function, has full access to the Audit Committee and routinely meets with the Audit Committee without management being present. The Audit Committee is also responsible for reviewing, approving and ratifying any related person transaction.

During fiscal year 2020, GCP’s Audit Committee consisted of seven members prior to the 2020 Annual Meeting, including former directors Gerald G. Colella, Janice K. Henry, James F. Kirsch, Phillip J. Mason, Elizabeth Mora and Danny R. Shepherd and current director Clay Kiefaber.

After the 2020 Annual Meeting, the Board appointed Armand Lauzon, Marran Ogilvie, Andrew Ross, and Linda Welty to serve on the Audit Committee. As of February 2021, Mr. Lauzon is no longer on the Audit Committee. Each member of the Audit Committee meets the independence standards of the SEC and NYSE, is financially literate within the meaning of the NYSE listing standards and meets the experience and financial requirements of the NYSE listing standards. The Board of Directors has determined that each of Ms. Ogilvie and Mr. Ross are “audit committee financial experts” as defined by SEC rules and regulations. Ms. Ogilvie serves as Chair of the Audit Committee.

Nominating, Governance and Environmental and Social Responsibility Committee

The Nominating, Governance and Environmental and Social Responsibility Committee (the “Nominating and Governance Committee”):

●	sets criteria for the selection of directors, identifies individuals qualified to become directors and recommends to the Board the director nominees for the annual meeting of stockholders;

●	develops and recommends to the Board appropriate corporate governance principles applicable to GCP; and

●	oversees the evaluation of the Board.

During fiscal year 2020, GCP’s Nominating and Governance Committee consisted of eight members prior to the 2020 Annual Meeting, including former directors Gerald G. Colella, Janice K. Henry, James F. Kirsch, Phillip J. Mason, Elizabeth Mora, and Danny R. Shepherd and current directors Clay Kiefaber and Marran Ogilvie.

After the 2020 Annual Meeting, the Board appointed Janet Giesselman, Marran Ogilvie, Linda Welty and Robert Yanker to serve on the Nominating and Governance Committee. Each member of the Nominating and Governance Committee meets the independence standards of the NYSE. Mr. Yanker serves as Chair of the Nominating and Governance Committee.

Compensation Committee

The Compensation Committee:

●	approves all compensation actions with respect to GCP’s directors, executive officers and certain other members of senior management;

●	evaluates and approves GCP’s annual and long-term incentive compensation plans (including equity-based plans), and oversees the general compensation structure, policies and programs of GCP;

●

oversees the development of succession plans for the executive officers including, in conjunction with the Nominating and Governance Committee, the development of succession plans for the Chief Executive Officer; and

●	produces an annual report on executive officer compensation as required by applicable law.

The Compensation Committee is authorized to delegate to any one or more directors (which person(s) need not be members of the Compensation Committee) and/or executive officers the authority to review and grant, as the act of the Compensation Committee and of the Board, stock options and other equity incentive grants to eligible employees. The Compensation Committee may also form and delegate authority to subcommittees when appropriate, which may consist of one or more members of the Compensation Committee.

The Compensation Committee engaged Willis Towers Watson as its independent provider of compensation consulting services for decisions relating to 2020 compensation. Please see “Executive Compensation – Compensation Discussion and Analysis” in this proxy statement for further discussion about the role of Willis Towers Watson. The Compensation Committee may also utilize external legal advisors as necessary and assess the independence of all of its advisors.

Prior to July 2020, representatives of Willis Towers Watson regularly attended meetings of the Compensation Committee. Commencing in July 2020, Compensation Strategies, Inc. was retained as the Compensation Committee’s independent provider of compensation consulting services.    For portions of those meetings, the Chief Executive Officer and certain of GCP’s named executive officers may attend and are given the opportunity to express their views on executive compensation to the Compensation Committee.

During fiscal year 2020, GCP’s Compensation Committee consisted of eight members prior to the 2020 Annual Meeting, including former directors Gerald G. Colella, Janice K. Henry, Clay H. Kiefaber, James F. Kirsch, Phillip J. Mason, Elizabeth Mora and Danny R. Shepherd and current directors Clay Kiefaber and Marran Ogilvie.

After the 2020 Annual Meeting, the Board appointed Kevin Brown, Janet Giesselman and Clay Kiefaber to serve as members of the Compensation Committee. Each member of the Compensation Committee is: independent under the independence standards of the SEC and NYSE, a “non-employee director” of GCP as defined under Rule 16b-3 of the Exchange Act, and an “outside director” for the purposes of the corporate compensation provisions contained in Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Brown passed away in early 2021 and Mr. Lauzon replaced him on the Compensation Committee. Ms. Giesselman serves as Chair of the Compensation Committee.

Strategy, Operating and Risk Committee

The Strategy, Operating and Risk Committee oversee the development and implementation of the Company’s strategic plan and the risks associated with such plan. The Strategy, Operating and Risk Committee was established in June 2020 to foster a cooperative, interactive strategic planning process between the Board and management.

In particular, the Strategy, Operating and Risk Committee guides management with respect to:

●	the development of Company strategy, including reviewing and discussing with management the Company’s strategic direction and initiatives.

●	identifying key issues, options and external developments impacting the Company’s strategy.

●	review with management the Company’s strategic plan risk assessment/mitigation strategy.

The current Strategy, Operating and Risk Committee members are Clay Kiefaber, Armand Lauzon, Andrew Ross and Robert Yanker, each of whom meets the independence standards of the NYSE. Mr. Kiefaber serves as Chair of the Strategy, Operating and Risk Committee.

Director Compensation

Non-Employee Director Compensation Program

GCP’s director compensation program is intended to enhance its ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of GCP. The Compensation Committee reviews director compensation periodically. The Compensation Committee has the sole authority to engage a consulting firm to evaluate director compensation.

Under GCP’s non-employee director compensation program, each non-employee director received an annual retainer of $185,000 – consisting of annual cash retainers of $75,000, paid quarterly, and an annual award of $110,000 of GCP common stock. Additional cash retainers, also paid quarterly, are as follows: the Nominating and Governance Committee Chair, received $12,500; the Audit Committee Chair received $20,000; the Compensation Committee Chair received $15,000; the Strategy, Operating & Risk Committee Chair received $15,000 and the Chairman received $80,000. The Company reimbursed directors for expenses they incur in attending Board and committee meetings and other activities incidental to their service as directors but directors are not paid any separate meeting fees. Directors, and all GCP employees, are entitled to participate in GCP’s Matching Grants Program; however, no directors participated in GCP’s Matching Grants Program during the year ended December 31, 2020. GCP’s former CEO, Randall Dearth’s and current CEO, Simon Bates’ compensation is described in the Summary Compensation Table set forth in “Executive Compensation-Compensation Tables,” and they received no additional compensation for serving as members of the Board.

Non-Employee Director Deferred Compensation Program

In November 2020, the Compensation Committee approved the Non-Employee Director Deferred Compensation Program. Under this program, each non-employee director may elect to defer receipt of all or a specified portion of the annual cash retainer payable to him or her for services to the Board and as chairperson of any committee of the Board.

The following table provides compensation information for the year ended December 31, 2020 for each non-employee director.

Name	Fees Earned or Paid in Cash ($)(a)	Stock Award ($)(b)	Total ($)

Gerald G. Colella*	$38,888		$38,888

Janice K. Henry*	$40,935		$40,935

Clay Kiefaber	$65,371	$109,991	$175,362

James F. Kirsch*	$34,795		$34,795

Phillip J. Mason*	$34,795	$25,126	$59,921

Elizabeth Mora*	$67,543	$25,126	$92,669

Marran Ogilvie	$66,992	$109,991	$176,983

Danny R. Shepherd*	$34,795	$25,126	$59,921

Kevin Brown(1)	$24,313	$109,991	$134,304

Peter Feld‡	—	$160,236	$160,236

Janet Giesselman	$14,595	$124,571	$139,166

Armand Lauzon	—	$134,300	$134,304

Andrew M. Ross	$24,313	$109,991	$134,304

Linda Welty	$24,313	$109,991	$134,300

Robert Yanker	—	$138,340	$138,340

Gerald G. Colella*	$38,888		$38,888

*	Denotes directors who served on the Board during fiscal year 2020 until the 2020 Annual Meeting on May 28, 2020.

(a)

Amount consists of cash portion of annual retainer in the amount of $75,000 and additional payments to Ms. Giesselman for serving as Chair of the Compensation Committee beginning June 1, 2020 in the amount of $4,863, Ms. Ogilvie for serving as Chair of the Audit Committee in the amount of $6,484, Mr. Kiefaber for serving as Chair of the Strategy, Operating & Risk Committee beginning June 1, 2020 in the amount of $4,863, Mr. Yanker for serving as the Chair of the Nominating and Governance Committee beginning June 1 ,2020 in the amount of $4,052, and Mr. Feld as the Independent Chairman beginning June 1, 2020 in the amount of $25,934,275.

(b)

This amount reflects the aggregate grant date fair value of the equity portion of the annual retainer consisting of 5,437 shares of GCP common stock calculated in accordance with FASB ASC Topic 718. In addition, several Directors elected to take all, or a portion, of their cash retainer in shares of GCP stock, the additional shares received through this election are as follows: Mr. Feld 2,040, Ms. Giesselman 592, Mr. Lauzon 987 and Mr. Yanker 1,151.

(1)	Mr. Brown passed away in January 2021.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) to be GCP’s independent registered public accounting firm for 2021. Although the submission of this matter for stockholder ratification at the Annual Meeting is not required by law, regulation or GCP’s By-Laws, the Board is nevertheless doing so to determine its stockholders’ views. If the selection is not ratified, the Audit Committee will reconsider its selection of PwC for future years.

PwC acted as independent accountants for GCP and its consolidated subsidiaries during 2020 and has been retained by the Audit Committee for 2021. A representative of PwC will attend the Annual Meeting, will be available to answer questions and will have an opportunity to make a statement if he or she wishes to do so.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS GCP’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees for audit and other professional services rendered to GCP by PwC during the fiscal years ended December 31, 2020 and December 31, 2019:

Fee Description	2020	2019

Audit Fees	$4,611,264	$3,552,479

Audit-Related Fees	4,370	13,792

Tax Fees	60,585	226,323

All Other Fees	4,556	968

Total Fees	$4,680,775	$3,793,562

Audit services consisted of the audit of GCP’s consolidated financial statements, the review of its consolidated quarterly financial statements, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-related services consisted of assurance and related services that are reasonably related to the performance of the audit or review of GCP’s consolidated financial statements and are not included under “Audit Fees” above.

Tax services consisted of tax advice and compliance for non-U.S. subsidiaries, including preparation of tax returns, and advice and assistance with transfer pricing compliance.

All other fees consisted of license fees for access to accounting, tax, and financial reporting literature and non-financial agreed-upon procedures.

Audit Committee Preapproval Policies and Procedures

The Audit Committee has adopted a preapproval policy that requires the Audit Committee to specifically preapprove the annual engagement of the independent accountants for the audit of GCP’s consolidated financial statements and internal controls. The policy also provides for general preapproval of certain audit-related, tax and other services provided by the independent accountants. Any other services must be specifically preapproved by the Audit Committee. However, the Chair of the Audit Committee has the authority to preapprove services requiring immediate engagement between scheduled meetings of the Audit Committee. The Chair must report any such preapproval decisions to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

The following is the report of the Audit Committee of the Board of Directors with respect to GCP’s audited consolidated financial statements for the year ended December 31, 2020, which include the consolidated balance sheets of GCP as of December 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income, cash flows, and changes in equity for each of the three years in the period ended December 31, 2020, and the notes thereto (collectively, the “Financial Statements”).

The Audit Committee currently consists of the following members of the Board: Marran Ogilvie (Chair), Andrew Ross and Linda Welty. Armand Lauzon was a member of the Audit Committee until February 2021. Each of the members of the Audit Committee is “independent,” as defined under the NYSE’s listing standards and the rules and regulations of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee is responsible for reviewing the financial information that GCP provides to stockholders and others, and for overseeing GCP’s internal controls and its auditing, accounting and financial reporting processes generally. The Audit Committee’s specific responsibilities include: (1) selecting an independent registered public accounting firm to audit GCP’s annual consolidated financial statements and its internal control over financial reporting; (2) serving as an independent and objective party to monitor GCP’s annual and quarterly financial reporting process and internal control system; (3) reviewing and appraising the audit efforts of GCP’s independent registered public accounting firm and internal audit department; and (4) providing an open avenue of communication among the independent registered public accounting firm, the internal audit department, management and the Board of Directors.

The Audit Committee has reviewed and discussed the audited financial statements of GCP for the year ended December 31, 2020 with GCP’s management.

The Audit Committee has discussed with PwC, GCP’s independent registered public accounting firm, the matters required to be discussed by applicable rules issued by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), regarding communications, including Auditing Standard No. 1301, Communication with Audit Committees.

The Audit Committee has received from PwC the required disclosures pursuant to applicable PCAOB rules concerning independence and has discussed with PwC their independence from GCP and its management.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that GCP’s audited financial statements be included in GCP’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Audit Committee

Marran H. Ogilvie (Chair)

Andrew M. Ross

Linda J. Welty

PROPOSAL THREE

ADVISORY VOTE TO APPROVE THE

COMPENSATION OF GCP’S NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote on a proposal to approve on an advisory (non-binding) basis, the compensation of the executive officers named in the Summary Compensation Table set forth in “Executive Compensation – Executive Compensation Tables.” This vote is generally referred to as a “Say on Pay” vote. Accordingly, the Company is asking stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Fiscal year 2020 was a period of transition and transformation for the Company with the election of a new Board of Directors in May 2020 and several key leadership changes. The new Board:

●	In August 2020, named Craig Merrill as Vice President, Chief Financial Officer;

●	In October 2020, hired Simon Bates as Chief Executive Officer; and

●	In January 2021, hired Michael W. Valente as Vice President, General Counsel.

Therefore, the 2020 compensation for the named executive officers generally reflects the decisions of the prior Compensation Committee and four of the seven named executive officers (Messrs. Death, Thompson, Holland and Narasimhan) included in this proxy statement are no longer with the Company. In addition, in 2020 and 2021, the Compensation Committee approved several changes to the executive compensation programs to better align rewards to business results, company strategy and market practice.

The Company does not intend that this vote address any specific items of compensation, but rather the overall compensation of the named executive officers and the policies and procedures described in this proxy statement. This vote is advisory and not binding on GCP, the Compensation Committee or the Board. However, as the vote is an expression of the Company’s stockholders’ views on a significant matter, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

Stockholders are encouraged to read the Compensation Discussion and Analysis set forth under “Executive Compensation,” which describes the Company’s 2020 compensation program in detail.

The Company believes that the information it has provided in this proxy statement shows that the Company has designed its executive compensation program to attract, motivate and retain a highly qualified and effective executive team and to promote long- term stockholder value, strong annual and long-term operational and financial results, and ethical conduct in accordance with GCP’s core values.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL ON AN ADVISORY, NON-BINDING BASIS OF THE COMPENSATION OF GCP’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) and the accompanying executive compensation disclosure provides information about the Company’s compensation program for the year ended December 31, 2020 for the individuals listed below, several of whom are no longer with the Company (as described below). The information that follows primarily covers compensation programs and elements that were approved by the prior composition of the Compensation Committee of the Board of Directors (referred to alternatively as the “Compensation Committee” or the “Committee”). The named executive officers for the year ended December 31, 2020, who are referred to collectively as the “named executive officers” or “NEOs,” were the following seven individuals, three of whom currently serve as executive officers of the Company, two of whom served as executive officers of the Company throughout 2020 but are no longer executive officers, and two of whom served as executive officers of the Company for part of 2020, but were not serving as executive officers as of December 31, 2020:

●	Simon M. Bates, Chief Executive Officer commencing on October 1, 2020;

●	Randall S. Dearth, Chief Executive Officer until September 11, 2020;

●	Craig Merrill, Interim Chief Financial Officer until August 2, 2020, Chief Financial Officer effective August 3, 2020 and Interim Chief Executive Officer from September 12, 2020 to September 30, 2020;

●	James E. Thompson, Vice President, General Counsel until January 15, 2021;

●	Kevin R. Holland, Vice President and Chief Human Resources Officer until January 15, 2021;

●	Narasimhan (Naren) B. Srinivasan, Executive Vice President, Global Head Specialty Building Materials until November 13, 2020; and

●	Boudewijn van Lent, Executive Vice President, Global Head of Specialty Construction Chemicals.

Executive Summary

The 2020 compensation for the named executive officers generally reflects the decisions of the prior Committee. The prior Committee adopted an integrated executive compensation program intended to align the named executive officers’ interests with those of the Company’s shareholders and to promote the creation of shareholder value without encouraging excessive or unnecessary risk-taking and that continues to be the focus of the current Committee. Additionally, a majority of the named executive officers’ compensation is tied to a number of key performance measures that contribute to creating shareholder value. Specifically, the named executive officers’ compensation package includes:

●	a base salary;

●	an annual incentive compensation program that is based on the Company’s attainment of objective pre-established financial and individual performance metrics; and

●	long-term equity awards consisting of restricted stock units (“RSUs”) and performance-based units (“PBUs”) tied to adjusted earnings per share and relative total shareholder return (“TSR”).

The Company’s executive compensation programs have played and continue to play a significant role in the Company’s ability to attract and retain an experienced, successful executive team.

At our Annual Meeting in May 2020, after a contested election, shareholders approved the election of ten directors, of which seven were new directors and a new Committee was designated. The new Committee spent significant time in 2020 recruiting a new Chief Executive Officer and restructuring the executive leadership team and their responsibilities. Following their appointment, the new Committee also engaged a new independent compensation consultant, modified the compensation peer group, reviewed and made adjustments to the Company’s incentive compensation plans, employment agreements, and go-forward executive change in control agreements. The changes adopted by the new Committee were designed to better align with market practice and the Company’s business objectives, illustrate their focus on more rigorous governance practices and express the new Board’s commitment to shareholders.

2020 Management Transition

Fiscal year 2020 and early fiscal year 2021 noted several key leadership changes. On August 3, 2020, Mr. Merrill was promoted from Interim Chief Financial Officer to Chief Financial Officer. On September 11, 2020, Mr. Dearth left the Company, and, on October 1, 2020, Mr. Bates joined the Company as Chief Executive Officer. On November 13, 2020, Mr. Srinivasan left the Company, on January 15, 2021, Mr. Holland left the Company and on January 29, 2021, Mr. Thompson left the Company. Michael W. Valente joined the Company as Vice President, General Counsel & Secretary on January 18, 2021 and Carolyn James was appointed as Interim Chief Human Resources Officer effective as of January 18, 2021.

In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Bates (the “Bates Employment Agreement”), which is described in more detail below. In establishing the compensation arrangements for Mr. Bates, the Committee took into consideration several factors, including: (i) the requisite experience and skills that a qualified chief executive officer candidate would require to lead and grow the Company’s business in a dynamic environment; (ii) the competitive landscape for superior candidates at other comparable companies based on a review of relevant market data; (iii) his then-current compensation at his prior employer, including the estimated amount of compensation he would forfeit by accepting employment with the Company; and (iv) the analysis of Compensation Strategies, the Committee’s independent compensation consultant, regarding competitive market data and the Company’s peer group. Following negotiations with Mr. Bates, the Board of Directors approved Mr. Bates’ compensation arrangements.

The election of a new Board in May 2020 resulted in a “change in control” as such term is defined in the arrangements with certain named executive officers. Accordingly, in connection with the termination of their employment in 2020, each of Mr. Dearth and Mr. Srinivasan became entitled to payments and benefits under their pre-existing Change in Control Severance Agreements with the Company. Likewise, in connection with the termination of their employment in 2021, Mr. Holland and Mr. Thompson became entitled to payments and other benefits under their pre-existing Change in Control Severance Agreements. All of such arrangements are described in more detail below in the “Potential Payments Upon Termination or Change in Control” section.

Fiscal 2020 Business Highlights

2020 was a year of change for GCP with a new Board of Directors and new senior leadership in the face of challenges brought up by the global pandemic. GCP prioritized the health and safety of its employees and the communities where the Company operates around the world while focusing on serving customers and meeting their needs for the Company’s products.

Highlights of the Company’s performance include:

●	Expanding the Company’s gross margin by 170 basis points to 39.6% in 2020 from 37.9% in 2019;

●	Achieving eight consecutive quarters of improved profitability for Specialty Construction Chemicals;

●	Reducing sales, general and administrative expenses by $8 million or 3% of sales;

●	Completing the sale of the Company’s corporate headquarters for gross proceeds of $122.5 million;

●	Maintaining $483 million of cash at December 31, 2020, a 49% increase versus 2019; and

●	Delivering $73.3 million of operating cash flow provided by continuing operations.

Pay-For-Performance

The Committee is committed to aligning the compensation of the named executive officers with the Company’s financial and business performance. For fiscal 2020, the annual incentive plan performance was tied to Adjusted EBIT, Adjusted EBITDA and Adjusted Free Cash Flow as defined below. Based upon the Company’s financial performance for fiscal 2020, the named executive officers achieved between 63.6% and 73.1% of the annual incentive plan target. See “Annual Incentive Compensation” section of the CD&A below. In addition, under the long-term incentive plan award from fiscal 2018, none of the performance-based awards held by the named executive officers, which were aligned to earnings per share targets and total shareholder return, held by the named executive officers vested. See “Long-Term Incentive Awards” section of the CD&A below.

Policies and Practices to Support Effective Governance

The Company is committed to integrity, the highest standards of ethical conduct and to effective governance. The following aspects of the Company’s compensation program reinforce that commitment:

What The Company Does:

✓

Link a high proportion of executive pay to shareholders’ interests through performance-based pay and metrics tied directly to shareholder value – Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted EPS and Relative TSR

✓	Cap individual incentive payouts (annual incentive compensation and long-term incentive performance awards)
✓	Maintain a “claw back” policy for both annual and long-term incentive awards
✓

Include “claw back” provisions in equity award agreements that permit the Company to recover shares of common stock or proceeds received upon the vesting, exercise or sale of shares of common stock underlying equity awards in the three years preceding a termination of employment for cause or violation of certain restrictive covenants

✓	Actively review and seek to mitigate risk in the Company’s incentive plans and review risk on an annual basis
✓	Retain an independent external executive compensation consultant and review its independence on an annual basis
✓	Require forfeiture of awards upon termination for cause
✓

Maintain share ownership guidelines, with the Chief Executive Officer being required to hold Company equity valued at 5X his base salary and the other named executive officers being required to hold Company equity valued at 3X their respective base salaries

✓	Maintain a holding requirement for shares received from equity awards for a minimum of one year or until share ownership criteria are met
✓	Maintain a minimum vesting period of one year for equity awards for all executives and employees
✓	Provide an annual cap on Board of Director awards

What The Company Does Not Do:

×	Provide tax gross ups in change in control agreements
×	Provide single trigger vesting in the event of a change in control
×

Allow directors and executive officers to hedge their economic exposure to Company securities through put or call options, short sales, derivatives, or similar instruments or transactions or to pledge any Company securities as collateral or securing any loan or other liability or obligation.

×	Reprice or replace options without shareholder approval
×	Utilize liberal share counting of equity plan shares
×	Grant stock options with an exercise price below fair market value of the Company’s stock on the date of grant
×	Provide perquisites to the NEOs other than annual physicals

Advisory “Say on Pay” Vote

At the Company’s 2020 Annual Meeting of Stockholders, approximately 78% of the shares voted on the annual “say on pay” proposal were cast in favor of the compensation of the named executive officers as disclosed in the Company’s 2020 proxy statement. The Committee considered the results of the 2020 shareholder advisory vote on executive compensation when determining the Company’s 2020 executive and named executive officer compensation. Additionally, the shareholders approved a new slate of independent directors to oversee and guide the Company at the 2020 Annual Meeting of Stockholders. The new Committee and Board of Directors are committed to serving GCP’s shareholders and look forward to continued dialogue with shareholders as the Company moves forward. The Committee will continue to consider the results of shareholder advisory votes on executive compensation and feedback received from shareholders when making future decisions relating to the Company’s executive compensation programs.

Executive Compensation Philosophy

The key objective of the Company’s executive compensation philosophy is to attract, retain and motivate executives, including named executive officers, to perform in the best interests of the Company and its shareholders. In furtherance of this key objective, the Company has adopted the following guiding principles:

●

Offer market competitive compensation opportunities, targeting median total direct compensation, while maintaining flexibility to determine compensation based on the executive’s responsibilities, experience and performance.

●

Pay for performance through a mix of short- and long-term incentive programs, where above-market performance is rewarded with above-market compensation and underperformance results in lower realized compensation.

●	Foster a strong relationship between stockholder value and executive compensation by emphasizing performance-based compensation contingent upon financial goals and creating stockholder value.

●	Set the compensation mix with a focus on “at-risk” performance-based compensation.

●	Promote ownership in the Company through stock-based compensation and share ownership guidelines in order to align the executive’s compensation to the interests of the Company’s shareholder.

2020 Compensation Elements

When setting compensation for named executive officers, the Committee focuses on total direct compensation. Total direct compensation includes three major components, base salary, annual performance bonus and long-term equity awards, all of which are designed to work together to drive a complementary set of behaviors and outcomes.

Base salary. Base salary is intended to reflect the market value of the named executive officer’s role, with differentiation for individual capability.

Annual incentive compensation. Annual incentive compensation in the form of a market-competitive, performance-based cash bonus is designed to focus the Company’s executives on pre-set financial objectives each year and drive specific behaviors that foster short- and long-term growth and profitability.

Long-term equity incentive awards. Long-term incentive compensation consists of grants of stock options, RSUs and PBUs. The Committee designs the long-term incentive compensation awards to align the interests of named executive officers with the interests of the Company’s shareholders in long-term growth, reward executives for shareholder value creation, recognize executives for their contributions to the Company and promote retention. All of the Company’s executive officers are required to hold shares received upon the vesting or exercise of Company equity awards until the earlier of the first anniversary of the vesting or exercise of such of Company equity awards or until the date that the applicable share ownership requirement is met.

In addition to receiving direct compensation, named executive officers also participate in various employee benefit programs, as described in the “Other Benefits” section of this CD&A.

The following charts illustrate, for fiscal 2020, the distribution of value among the three elements of direct compensation—base salary, target annual incentive awards and expected value of long-term equity incentives—for the former Chief Executive Officer and, on average, for the other named executive officers (other than the current Chief Executive Officer whose employment commenced on October 1, 2020). The long-term equity incentive component reflects the fiscal 2020 annual equity award and is based on the dollar value awarded by the Committee before conversion to the various forms of equity awards (see the “Long-Term Incentive Awards” section of this CD&A). Of target total direct compensation, 78.4% of the former CEO’s and, on average, 63.9% of the other named executive officers’ compensation was considered “at risk,” either because it was subject to performance goals, continued employment, the fluctuations of the Company’s stock price, or a combination of the foregoing factors.

For purposes of these charts, “Long-Term Incentives” includes RSUs and PBUs. This chart reflects targets for the former CEO and other named executive officers as of December 31, 2020. Based on Mr. Bates’ base salary for 2021, target annual cash incentive and agreed upon long-term incentive award for 2021 his base salary represents 24% of targeted pay, his annual cash incentives represent 24% of targeted pay and 2021 long-term incentives represent 52% of targeted pay, with 77% of his aggregate target compensation being “at-risk”.

2020 Compensation Decisions Base Salary

Base salary, which represented only 21% of the former Chief Executive Officer’s target total direct compensation and, on average, 36% of target total direct compensation for the other named executive officers (other than the current Chief Executive Officer whose employment commenced on October 1, 2020), is paid to provide a fixed component of compensation for each named executive officer. In April 2020, the prior Committee increased the base salaries for Messrs. Dearth, Merrill, Thompson, Srinivasan, Holland and van Lent as part of annual merit increase considerations and market movements. Mr. Merrill’s base salary was increased again upon his promotion from Interim Chief Financial Officer to Chief Financial Officer in August 2020:

Executive Officer	2019 Base Salary	2020 Base Salary	% Increase

Simon Bates(1)	N/A	$825,000	—

Randall S. Dearth(2)	$775,000	$800,000	3.2%

Craig Merrill(3)	$305,450(4)	$400,000(5)	30.9%

James E. Thompson(6)	$396,550	$399,750	0.8%

Naren B. Srinivasan(7)	$406,850	$417,020	2.5%

Kevin Holland(8)	$390,000	$400,510	2.6%

Boudewijn van Lent	$370,000	$371,850	0.5%

(1)	Mr. Bates joined the Company as Chief Executive Officer on October 1, 2020.

(2)	Mr. Dearth left the Company on September 11, 2020.

(3)	Mr. Merrill was promoted from Interim Chief Financial Officer to Chief Financial Officer effective August 3, 2020.

(4)

This does not include the monthly cash stipend in the amount of $7,000 approved by the prior Committee on February 24, 2020 and retroactively applied to Mr. Merrill’s tenure as interim Chief Financial Officer from October 15, 2019 to March 1, 2020.

(5)	Mr. Merrill’s base salary was increased from $305,450 to $316,140 effective April 1, 2020 and increased again to $400,000 upon his appointment as Chief Financial Officer on August 3, 2020.

(6)	Mr. Thompson resigned as Vice President, General Counsel effective January 15, 2021 and left the Company on January 29, 2021.

(7)	Mr. Srinivasan left the Company on November 13, 2020.

(8)	Mr. Holland left the Company on January 15, 2021.

Annual Incentive Compensation

Annual incentive compensation supports the Committee’s pay-for-performance philosophy and aligns individual goals with Company goals and shareholder value. Under the Annual Incentive Plan (“AIP”), which is an element of and was adopted pursuant to the Equity and Incentive Plan, executives are eligible for cash awards based on the Company’s attainment of pre-established performance metrics. The prior Committee, with input from its then-current independent compensation consultant, Willis Towers Watson (“Willis”), initially structured the 2020 AIP as follows:

●

At the beginning of the fiscal year, the prior Committee established performance measures and goals, which included the financial metrics being assessed and performance targets for each metric, along with the minimum performance level required for any payout to be made as well as threshold performance requirements to earn a threshold award (50% of target) and maximum performance requirements to earn a maximum award (200% of target).

●

Also, at the beginning of the fiscal year, the prior Committee established the individual target awards for each executive, expressed as a percentage of base salary in an amount determined by the prior Committee to be aligned with competitive market and internal equity considerations.

2020 AIP Targets. The fiscal 2020 AIP targets for the named executive officers, expressed as a percentage of their base salary, were established by the Committee as follows:

Executive Officer	2020 AIP Target

Simon Bates(1)	N/A

Randall S. Dearth(2)	100%

Craig Merrill(3)	60% / 65%

James E. Thompson(2)	60%

Kevin R. Holland	60%

Naren B. Srinivasan	65%

Boudewijn van Lent	65%

(1)	Mr. Bates joined the Company as Chief Executive Officer on October 1, 2020 and was not eligible for a bonus under the AIP for 2020.

(2)	Mr. Dearth left the Company on September 11, 2020 and was not eligible for a bonus under the AIP for 2020.

(3)	Mr. Merrill’s bonus target was increased from 60% to 65% in connection with his appointment as Chief Financial Officer on August 3, 2020.

(4)	Mr. Thompson resigned as Vice President, General Counsel effective January 15, 2021 and left the Company on January 29, 2021.

(5)	Mr. Srinivasan left the Company on November 13, 2020 and was not eligible for a bonus under the AIP for 2020.

(6)	Mr. Holland left the Company on January 15, 2021.

2020 Performance Metrics. The prior Committee established 2020 AIP performance metrics at the beginning of the year based on key components of the 2020 annual operating plan and after considering the general economic and market environment in which the Company expected to be operating during the year. After considering various plan design alternatives, the prior Committee approved the use of Adjusted EBITDA, Adjusted Free Cash Flow and individual performance metrics related to the applicable named executive’s officer’s role and tied to corporate performance metrics, with 60% of the award based on the Adjusted EBITDA metric, 20% of the award based on Adjusted Free Cash Flow and 20% of the award based on individual performance metrics. The prior Committee selected these metrics because they were consistent with the Company’s strategic objectives of growing profitability and generating cash and to incentivize achievement of individual performance metrics related to the named executive officer’s role and intended to drive achievement of corporate performance metrics.

For purposes of the 2020 AIP, Adjusted EBIT, Adjusted EBITDA and Adjusted Free Cash Flow are defined as follows:

●

Adjusted EBIT – net income from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring expenses, repositioning and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; and (xii) and certain other items that are not representative of underlying trend.

●	Adjusted EBITDA – Adjusted EBIT adjusted for depreciation and amortization.

●

Adjusted Free Cash Flow – operating cash flow (after cash interest and cash taxes) provided by or used for operating activities, minus capital expenditures, plus cash paid for restructuring and repositioning net of cash taxes paid; capital expenditures related to repositioning; accelerated payments under defined benefit pension arrangements; and expenditures for legacy items.

For purposes of determining the 2020 AIP payout, the Adjusted EBITDA and Adjusted Free Cash Flow metrics are adjusted (as necessary) to exclude the impact of acquisitions and/or divestitures that closed after the first quarter of fiscal 2020 from current year performance.

2020 Performance Targets and AIP Incentive Pool Funding. In addition to setting the performance metrics at the beginning of the fiscal year, the prior Committee also established a minimum performance level as well as threshold, target and maximum performance requirements for each performance metric. For fiscal 2020, the prior Committee established a minimum performance level of Adjusted EBIT of $95 million or Adjusted EBITDA of $143 million in order for any payout to be made under the AIP. If this minimum performance level was not achieved, then the AIP incentive pool would not be funded and the Company would not pay any annual incentive awards to executive officers for the fiscal year. If, however, the minimum performance level was achieved, then the AIP incentive pool would be funded at the maximum performance level (200%), subject to reduction by the Committee in its discretion after review and consideration of the Company’s performance during the fiscal year, both with respect to the performance metrics and other factors. In addition to the minimum performance level, at the beginning of fiscal 2020, the prior Committee established threshold and maximum performance requirements as follows:

Performance Metric	Threshold (as Percentage of Target Performance)	Maximum (as Percentage of Target Performance)

Adjusted EBITDA	92.4%	117.1%

Adjusted Free Cash Flow	75.0%	125.0%

The following table summarizes the performance metrics and weightings for the 2020 AIP established by the prior Committee at the beginning of 2020. See Appendix A for a definition of Non-GAAP measures and reconciliation to most comparable GAAP measures.

Performance Metric	Weight	Minimum Performance Level ($M)	Performance Target ($M)

Adjusted EBITDA	60%	146.0	158.0

Adjusted Free Cash Flow	20%	45.0	60.0

Individual Performance	20%	N/A	N/A

In August 2020 in light of the impact of COVID-19 and to ensure that the AIP continued to be a motivational tool for the executive team for 2020, the current Committee adjusted the structure of the AIP such that the minimum performance level for Adjusted EBITDA was reduced to $134 million from $146 million in order for any payout to be made under the AIP. In addition, the current Committee capped the aggregate possible payout at 65% of target unless actual Adjusted EBITDA hit the original threshold.

After the close of the fiscal year, the Committee received a report from management regarding Company and individual performance against the pre-established performance goals as well as a recommendation as to an appropriate payout amount. The Committee then reviewed the Company’s financial performance against each goal, taking into consideration management’s recommendations and the impact that certain business decisions had on the calculation of each performance metric. The Committee has discretion to reduce bonus amounts for executive officers based upon individual performance or other factors it deems relevant in light of the circumstances, including awarding executive officers no bonuses, and it may determine different bonus amounts for different executive officers as a percentage of target based upon individual performance or other relevant factors. The following table summarizes the performance metrics, weightings, targets, actual results and the preliminary performance multipliers and score for the 2020 AIP. See Appendix A for a definition of Non-GAAP measures and reconciliation to most comparable GAAP measures.

Performance Metric	Weight	Minimum Performance Level ($M)	Performance Target ($M)	Actual Performance Result ($M)	Performance Multiplier	Performance Score

Adjusted EBITDA	60%	134.0	158.0	139.0	20.83%	12.5%

Adjusted Free Cash Flow	20%	45.0	60.0	68.3	155.33%	31.1%

Individual Performance	20%	N/A	N/A		N/A	Varied

For fiscal 2020, the Company paid and the Committee approved bonuses for those executive officers who were eligible to receive bonuses under the AIP at levels between 63.6% and 73.1% of target, which includes achievement of the individual component at target level for Mr. van Lent and at 150% of target level for Mr. Merrill. Mr. Merrill’s individual component was adjusted to the maximum of 150% of his targeted individual performance metrics based upon his contributions to the Company since being named Chief Financial Officer. Based upon this performance, the named executive officers who were eligible to receive payments under the AIP received payments under the AIP as follows:

Incumbent	Target %	Target (000)	Payout %	Payout (000)

Craig Merrill	60% / 65%	$248.3	73.6%	$182.7

Boudewijn van Lent	65%	$241.7	63.6%	$153.7

Long-Term Incentive Awards

The Committee uses long-term incentive compensation in the form of equity awards to deliver competitive compensation that recognizes executives for their contributions to the Company and aligns the interests of named executive officers with shareholders by linking their long-term incentive compensation to the Company’s long-term growth and stock performance.

The Committee views long-term incentives as a significant element of total remuneration at the executive level and a crucial component of the Company’s “total rewards” compensation package. Accordingly, during fiscal 2020 the prior Committee reviewed the Company’s long-term incentive structure when designing the Company’s 2020 annual equity award, with input from Willis. Based on this evaluation, the Committee determined that the long-term incentive vehicles of restricted stock units and PBUs continued to serve the Company well. The Committee also determined that it would be appropriate to maintain adjusted earnings per share (“Adjusted EPS”), as modified by TSR as a relative performance measure for the PBU awards, as described below. The total long-term incentive award value for each named executive officer for the Company’s 2020 annual equity award was allocated between the long-term incentive vehicles as follows:

●	50% of the award value was allocated to PBUs, with performance-based vesting over a three-year period based on Adjusted EPS, as modified by relative total shareholder return; and

●	50% of the award value was allocated to restricted stock units with a three-year ratable vesting period.

The Committee considers this allocation appropriate, as performance-orientation is reflected in PBUs, while grants of RSUs further support retention throughout a full business cycle.

2020 PBU Metrics. For the fiscal 2020 PBU grants, the prior Committee determined that Adjusted EPS, measured cumulatively over a three-year performance period, continued to be an appropriate metric for PBUs because it is an important driver of shareholder value and a key Company strategic goal. The prior Committee also determined that retaining a relative TSR modifier to the 2020 PBU grants would align with stockholder interests, while also reflecting Company performance against peers on a relative basis.

For purposes of the fiscal 2020 PBU grants, Adjusted EPS is defined as earnings per share from continuing operations on a diluted basis adjusted for costs related to: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) certain other items that are not representative of underlying trends (such as legal settlements); and (xi) certain discrete tax items.

The impact of high yield bond refinancing was excluded from EPS performance for the determination of 2018 PBU results.

The fiscal 2020 PBU preliminary performance factor is determined as follows:

Three-Year (2020-2022) Cumulative Adjusted EPS*	Performance as a Percentage of Adjusted EPS Target	Preliminary Performance Factor**

Maximum	111% or higher	200%

Target	100%	100%

Threshold	89%	50%

Below Threshold	Less than 89%	0%

*	The three-year cumulative Adjusted EPS goal was set at a level consistent with and necessary to achieve the Company’s strategic goal of enhanced earnings per share growth.

**

The preliminary performance factor is prorated on a straight-line basis (i.e., by linear interpolation) for performance that falls between the performance targets set forth in the table above. In addition, the preliminary performance factor cannot exceed 200% under any circumstances.

Once the preliminary performance factor is set based on the three-year cumulative Adjusted EPS performance, the final performance factor, and payout level, are set by adjusting the preliminary performance factor based on the percentile rank that the Company has achieved for TSR as compared to the combined and independently arrayed companies in the Russell 3000 Specialty Chemicals index and the companies in the Russell 3000 Building Materials index, selected based on industry relevance, as follows:

Company TSR Percentile Relative to Russell 3000	TSR Modifier*
90th or above	+25%
At least 80th but not 90th	+20%
At least 70th but not 80th	+15%
At least 60th but not 70th	+10%
At least 40th but not 60th	0%
At least 30th but not 40th	-10%
At least 20th but not 30th	-15%
At least 10th but not 20th	-20%
Below 10th	-25%

*	The TSR Modifier cannot cause the final performance factor to exceed 200% but can reduce the final performance factor below the threshold level of 50%.

FY2018 Performance-Based Awards. These awards were granted in February 2018 and award performance was certified by the Committee in February 2021. No award was earned based upon the Company achievement of $1.67 cumulative adjusted EPS for fiscal years 2018, 2019 and 2020. $3.20 was the target cumulative adjusted EPS for 100% payout and the threshold performance, for 50% payout, was $2.72.

2020 Awards. When setting long-term incentive compensation for named executive officers, the Committee employs the process described in the “How The Company Determines Compensation” section of this CD&A. After the Committee established a dollar value for each named executive officer’s 2020 annual equity award, that dollar value was then allocated between PBUs and RSUs as described above, with the exact number of PBUs and RSUs being calculated based on the closing price of a Company share on the grant date. The dollar value allocated to PBUs (i.e., 50% of the total award value) represents the target value of the PBU award.

The table below lists the total dollar value of long-term incentive awards (including the target value of the PBU award) awarded by the Committee to each named executive officer in 2019 and 2020, including for named executive officers that were hired or promoted during the year, the value of new hire and promotion awards.

Executive Officer	2020 Annual Equity Award Value(1)		2019 Annual Equity Award Value(1)

Simon M. Bates	$5,000,000	(2)	N/A

Randall S. Dearth(3)	$2,100,000		$1,600,000	(4)

Craig Merrill	$425,000	(5)	$250,000

James E. Thompson(6)	$600,000		$820,000	(7)

Kevin R. Holland(8)	$500,000		$600,000

Naren B. Srinivasan(9)	$500,000		$600,000

Boudewijn van Lent	$500,000		$325,000	(10)

(1)

The amounts in the table above differ from the grant date fair value of the awards reported in the Grants of Plan-Based Awards Table in this proxy statement. The amounts in the above table are the dollar amounts awarded by the Committee while the grant date fair value of each award reported in the Grants of Plan-Based Awards Table is the award value for accounting and SEC reporting purposes. The award value for accounting purposes for the stock option granted to Mr. Bates is calculated by application of a Monte Carlo option pricing model. In the case of PBUs, the grant date fair value is based on the probable outcome including the market-based performance condition, calculated based on the application of a Monte Carlo simulation model. The number of shares underlying each type of vehicle are determined and rounded down to the nearest whole share.

(2)

Mr. Bates joined the Company on October 1, 2020. In order to retain Mr. Bates’ services and compensate him for prior awards he would forfeit from his prior employer, he received a one-time new hire restricted stock award with a grant date fair value of approximately $3,000,000 and a one-time new hire performance-based stock option award with a grant date fair value of approximately $2,000,000 in connection with his appointment as Chief Executive Officer. Pursuant to the terms of his employment agreement with the Company, his target annual equity award for fiscal 2021 will be $1,760,000.

(3)	Mr. Dearth left the Company on September 11, 2020.

(4)

Mr. Dearth was awarded an annual grant in the form of PBUs, RSUs and stock options equal to $1,300,000 in February 2019. He received an additional grant in the form of PBUs, RSUs and stock options equal to $300,000 upon his appointment as Chief Executive Officer on August 1, 2019.

(5)

Mr. Merrill was awarded an annual grant in the form of PBUs and RSUs equal to $350,000. He received an additional grant of PBUs and RSUs equal to $75,000 upon his promotion from Interim Chief Financial Officer to Chief Financial Officer.

(6)	Mr. Thompson left the Company on January 29, 2021.

(7)	Comprised of an annual award in the form of PBUs, RSUs and stock options equal to $570,000 and a separate sign-on award in the form of RSUs in the amount of $250,000.

(8)	Mr. Holland left the Company on January 15, 2021.

(9)	Mr. Srinivasan left the Company on November 13, 2020.

(10)	Comprised of an annual award in the form of PBUs, RSUs and stock options equal to $175,000 and a separate sign-on award in the form of RSUs in the amount of $150,000.

The year-over-year changes in the value of the annual equity awards noted above reflect the competitive market for long-term incentive awards.

Total Direct Compensation

The executive officers remained generally at competitive total direct compensation positions versus the Company’s peer group and “general industry” data for 2020. Based on a study of market compensation levels prepared by Willis, the overall executive team comprised of the NEOs reported in the proxy statement—Messrs. Dearth, Merrill, Thompson, Holland, Srinivasan and van Lent (other than the current Chief Executive Officer who joined the Company on October 1, 2020) and all other direct reports to the CEO, averaged 106% of total direct compensation compared to the market median. The market data compiled by Willis is discussed in further detail in the “Peer Group Review and Market Data” section of this CD&A. Total direct compensation, as discussed in the “2020 Compensation Elements” section of this CD&A, is base salary plus target annual incentive plus the value of long-term incentives.

Other Benefits

Retirement Benefits

The Company maintains retirement plans to assist the named executive officers with retirement income planning and increase the attractiveness of employment with the Company. For the named executive officers, the Company currently provides:

●

A tax-qualified defined contribution 401(k) plan, the GCP Applied Technologies Inc. Savings and Investment Plan, that is available to all eligible United States employees (the “Savings and Investment Plan”).

●

A tax-qualified defined benefit pension plan, the GCP Applied Technologies Inc. Retirement Plan for Salaried Employees, that is available to all eligible United States salaried employees (the “Retirement Plan”) who joined the Company prior to January 1, 2018; accordingly, none of Mr. Bates, who started with GCP on October 1, 2020, Mr. Dearth, who started with GCP on September 1, 2018, Mr. Thompson, who started with GCP on April 8, 2019, or Mr. van Lent, who started with GCP on March 18, 2019, was eligible to participate in the Retirement Plan or the SERP described immediately below.

●

An unfunded, non-qualified plan, the GCP Applied Technologies Inc. Supplemental Executive Retirement Plan, that is available to all eligible United States salaried employees (the “SERP”) who joined the Company prior to January 1, 2018.

Savings and Investment Plan. Under the Savings and Investment Plan, the Company matches in full amounts that eligible employees elect to defer under such plan, up to the first 6% of the employee’s eligible pay. Employees who participate in the Savings and Investment Plan are immediately vested in both their contributions and Company matching contributions. In addition, for eligible salaried employees who would have been eligible to participate in the Retirement Plan but for its closure to employees hired on or after January 1, 2018, the Company makes a non-elective contribution equal to 2% of eligible compensation. This contribution becomes vested after completion of 3 years of vesting service or upon death, disability or attainment of age 55. It is made annually on behalf of eligible employees who are employed on December 31. The Company provides taxable replacement payments to employees, including named executive officers, whose annual compensation exceeds the amount taken into account for purposes of calculating benefits under a tax-qualified savings plan. Under this compensation practice, each eligible employee receives, as additional taxable compensation, the full Company matching contribution to which that employee would be entitled in the absence of the applicable limitations.

Retirement Plan. Full-time salaried employees, including named executive officers, who were hired prior to January 1, 2018 and who are age 21 or older and have completed a year of service are eligible to participate in the Retirement Plan. Benefits become vested after five years of vesting service or attainment of age 55. Under the Retirement Plan, benefits are based upon: (i) the participant’s average annual compensation for the 60 consecutive month period in which the participant’s compensation is highest during the last 180 months of continuous participation and (ii) the participant’s number of years of credited service. At age 62, a participant is entitled to full benefits under the Retirement Plan, but a participant may elect reduced payments upon early retirement beginning at age 55. For purposes of the Retirement Plan, compensation generally includes base salary and bonus payments pursuant to the AIP; however, for 2020, federal income tax law limits to $285,000 the annual compensation on which benefits under the Retirement Plan may be based. Messrs. Merrill, Holland and Srinivasan have satisfied the vesting requirement under the Retirement Plan.

SERP. Under the SERP, employees eligible for the Retirement Plan receive a benefit equal to the difference between the full pension benefit to which such employee would be entitled pursuant to the Retirement Plan in the absence of the limitations imposed under federal income tax law and the pension benefit provided under the Retirement Plan. Benefits under the SERP are subject to the same vesting requirements as the Retirement Plan. Messrs. Merrill, Holland and Srinivasan have satisfied the vesting requirement under the SERP.

SERP benefits are payable in the form of a single life annuity (or other actuarial equivalent annuity form) commencing at the later of termination if employment or attainment of age 55.

Health and Welfare, Severance and Other Benefits

Health and Welfare Benefits. As part of the Company’s overall compensation offering, the Company’s health and welfare benefits are intended to be market competitive. The health and welfare benefits that the Company provides to the named executive officers are offered to all of the Company’s eligible United States-based employees and include medical, dental, vision, prescription drug, life insurance, accident insurance, accidental death and dismemberment, flexible spending accounts, short- and long-term disability coverage, wellness and the employee assistance program.

Perquisites. The prior Committee determined that it was in the Company’s and the executives’ best interests to establish an executive physical program that offers comprehensive and coordinated annual physical examinations at a nominal cost to the Company. Other than the executive physical program, the Company does not provide the named executive officers with any perquisites. The Committee believes that the emphasis on performance-based compensation, rather than on entitlements such as perquisites, is consistent with its compensation philosophy.

Employment Agreement with Mr. Bates. In connection with the commencement of his employment, the Company entered into an employment agreement with Mr. Bates (the “Bates Employment Agreement”). The Bates Employment Agreement sets forth, among other things, Mr. Bates’ initial annual base salary and target bonus, the terms of his new hire equity awards and his entitlement to severance benefits upon certain terminations of employment, each of which are described in more detail below. In addition, Mr. Bates entered into a restrictive covenants agreement that restricts him from competing with or soliciting employees or customers of the Company for one year following his termination of employment, as well as a confidentiality covenant of perpetual duration. Under the Bates Employment Agreement, if Mr. Bates’ employment is terminated by the Company without cause, subject to the execution of a separation agreement, including a release of claims, Mr. Bates will receive: (i) a severance payment equal to two times his base salary, (ii) the annual incentive compensation he would otherwise be entitled to receive based on Company and individual performance for the calendar year of termination, paid at the time when bonuses are otherwise paid, and (iii) a pro-rata portion of the annual incentive compensation he would otherwise be entitled to receive based on Company and individual performance for the calendar year of termination, paid at the time when bonuses are otherwise paid. In lieu of the payments and benefits described in the preceding sentence, in the event of the involuntary termination of Mr. Bates’ employment by the Company without cause or by Mr. Bates for good reason, in each case within 12 months following a change in control of the Company, subject to the execution of a separation agreement, including a release of claims, Mr. Bates will receive: (i) a severance payment equal to two times the sum of his annual base salary and his target annual incentive compensation, (ii) a pro-rated portion of his target annual incentive compensation for the year of termination, (iii) the same or substantially similar outplacement services as those generally offered to the Company’s executive officers, and (iv) medical, dental and vision benefits substantially similar to those he received prior to termination for 18 months following termination.

Severance, Salary Protection and Change in Control Benefits. The Company maintains a severance plan, the Severance Plan for Leadership Team Officers of GCP Applied Technologies Inc. (the “Severance Plan”), and a salary protection plan, the GCP Applied Technologies Inc. Executive Salary Protection Plan (the “Salary Protection Plan”), and also have entered into change in control severance agreements with each named executive officer other than Mr. Bates (the “Change in Control Agreements”).

Severance Plan. Under the Severance Plan, benefits are payable to any named executive officer other than Mr. Bates upon a qualifying involuntary termination of employment, permanent disability or death. Severance benefits include a lump sum cash payment equal to one times the sum of the executive’s base salary plus target bonus, a prorated payment of the executive’s annual incentive cash award and continued health coverage at employee rates for a period of up to 24 months following termination of employment.

Salary Protection Plan. Under the Salary Protection Plan, named executive officers are eligible for death and disability benefits in the event the executive dies or becomes disabled while employed by the Company. Death benefits generally include a monthly benefit payable over no more than a 10-year period that equals the executive’s monthly base salary for the first year and half of the executive’s monthly base salary for the next nine years. Disability benefits generally include a monthly benefit equal to the executive’s monthly base salary for the first year and 60% of the executive’s monthly base salary until the executive attains age 65. The number of monthly payments for both death and disability benefits may be reduced depending on the executive’s age at death or disability, and disability benefits are reduced by any benefits payable under the Company’s long-term disability plan, social security disability benefits and, upon attainment of age 62, the amount of any retirement benefits provided under a Company retirement plan.

Change in Control Agreements. Following the election of the new Board of Directors in May 2020, the new Compensation Committee reviewed the Change in Control Agreements with the Company’s executive officers and, after consultation with Compensation Strategies and the Company’s outside legal counsel, approved a new form of Change in Control Agreement to be entered into with newly appointed executive officers that better aligns with market practice. Changes in the newly approved form of Change in Control Agreement include: (i) reducing the period during which officers are eligible for benefits from 24 months following a change in control to 12 months following a change in control, (ii) revising the definition of change in control to remove a change in a majority of the incumbent Board of Directors, (iii) reducing the cash severance amount from three times (or two times for those appointed as executive officers after September 18, 2019) the sum of base salary plus target bonus to one and a half times base salary plus target bonus and (iv) reducing the period for continuation of health and welfare benefits from 24 months following termination to 12 months following termination. Under the terms of the Change in Control Agreements with Mr. Merrill and newly named executive officers, including Mr. Valente, the Company’s new Vice President, General Counsel & Secretary, in the event of the involuntary termination of the executive officer’s employment by the Company without cause or by the executive officer for good reason within 12 months following a change in control of the Company, subject to the execution of a release in favor of the Company and a restrictive covenants agreement, including non-competition and non-solicitation provisions, the named executive officer will generally receive: (i) a severance payment equal to one and a half times the sum of the named executive officer’s annual base salary and the named executive officer’s target annual incentive compensation, (ii) a pro rata portion of the named executive officer’s target annual incentive compensation for the year of termination, (iii) same or substantially outplacement services as those generally offered to the Company’s executive officers and (iv) medical, dental and vision benefits substantially similar to those the named executive officer received prior to termination for 12 months following termination. Under the terms of the Change in Control Agreements approved by the prior Committee with named executive officers hired prior to 2020 other than Mr. Merrill, such named executive officers are eligible for severance benefits in the event that there is a change in control of the Company and, within 24 months after the change in control, either the executive resigns for good reason or the executive experiences an involuntary termination of employment for reasons other than cause. Change in control benefits include a lump sum cash payment equal to three times (or two times in the case of Mr. van Lent) the sum of the executive’s annual base salary plus target bonus, a prorated payment of the executive’s target annual incentive cash award and continued health coverage at employee rates and benefits similar to those provided under the Salary Protection Plan for a period of up to 24 months following termination of employment. The Change in Control Agreements do not provide any excise tax assistance payments (i.e., gross ups) upon a change in control termination.

How The Company Determines Compensation

Committee Role and Input From Management. The Committee is responsible for the Company’s executive compensation strategies, structure, and programs and must specifically approve compensation actions relating to the executive officers. The Committee reviews the performance of and sets the performance goals and compensation for the Chief Executive Officer. The Committee relies on input from the Chief Executive Officer with respect to executive officers other than the Chief Executive Officer in setting the executive officer’s performance objectives, evaluating the actual performance of the executive officer against those objectives and making appropriate decisions regarding salary and incentive awards. Management input for executive officers is based upon an assessment of the executive’s individual performance as well as the performance of the executive’s business unit or function, benchmark data, strategic value and potential as a successor to the CEO. The Committee, with assistance from its consultant, will review management’s recommendations, make appropriate adjustments and approve compensation changes in its discretion.

Compensation Consultant. The Committee has the sole authority to retain, compensate and terminate any independent compensation consultant of its choosing. During fiscal 2020, Willis served as the prior Committee’s independent compensation consultant and Compensation Strategies served as the current Committee’s independent compensation consultant. The prior Committee determined that Willis was independent and that their work did not raise a conflict of interest. Willis performed executive compensation services for the prior Committee and provided corporate risk and brokerage services to the Company. Following the Board transition in May 2020, the new Committee, after assessing its needs and undergoing a thorough selection process, hired Compensation Strategies as its independent consultant. In selecting Compensation Strategies, the new Committee considered the independence factors prescribed by the SEC and the New York Stock Exchange and concluded that Compensation Strategies was independent and that its work did not raise any conflict of interest. In its role as the independent compensation consultant, Compensation Strategies reports to, and is directed by, the new Committee. Compensation Strategies provides advice to the Committee on executive compensation matters, including competitive market pay practices for the executive officers and data analysis.

Peer Group Review and Market Data

When reviewing compensation programs for the named executive officers, the prior Committee considered the compensation practices of specific peer companies and reviews compensation data from general industry published surveys.

The prior Committee, with the assistance of its consultant, previously selected a peer group consisting of companies within similarly situated industries (i.e., building products, specialty chemicals, and construction materials) and which were of comparable size based on revenue and market capitalization, generally within the range of one-half to two times the Company’s revenue and market capitalization. The Committee reviews this peer group on an ongoing basis and modifies it as circumstances warrant. The prior Committee determined that the peer group adopted by the prior Committee in June 2017 remained appropriate for setting compensation for fiscal 2020, as it continued to represent the Company’s primary competitors for capital, executive talent and, in some cases, business at the time the prior Committee set fiscal 2020 compensation for the executive officers. The following table sets forth the peer group approved by the prior Committee for purposes of setting fiscal 2020 compensation. The table also includes information regarding the Company’s relative position in the peer group in each of the categories.

Company	FY End	Revenue (ttm)	Market Cap at 12/31/2020	Number of Employees
		(dollars in millions)

Carlisle Companies Incorporated	Dec 2019	$4,250	$8,294	13,000

RPM International Inc.	May 2020	$5,730	$11,760	14,600

Advanced Drainage Systems, Inc.	Mar 2020	$1,910	$5,924	4,950

Apogee Enterprises	Feb 2020	$1,260	$819	7,200

Armstrong World Industries, Inc.	Dec 2019	$945	$3,560	2,500

Balchem Corp.	Dec 2019	$689	$3,727	1,341

CSW Industrials	Mar 2020	$384	$1,749	730

Eagle Materials Inc.	Mar 2020	$1,630	$4,257	2,400

Ferro Corporation	Dec 2019	$948	$1,204	5,922

Gibraltar Industries, Inc.	Dec 2019	$1,120	$2,339	1,932

Insteel Industries, Inc.	Sept 2020	$495	$430	881

Lydall, Inc.	Dec 2019	$747	$532	3250

Minerals Technologies Inc.	Dec 2019	$1,590	$2,110	3,628

PGT Innovations, Inc.	Dec 2019	$836	$1,199	3,000

Quaker Chemical Corporation	Dec 2019	$1,420	$4,511	4,500

Quanex Building Products Corp	Oct 2020	$852	$738	3,767

Simpson Manufacturing Co., Inc.	Dec 2019	$1,270	$4,048	3,337

Summit Materials Inc.	Dec 2019	$2,260	$2,292	6,000

Trex Company, Inc	Dec 2019	$817	$9,694	1,332

U.S. Concrete, Inc.	Dec 2019	$1,400	$667	3,173

GCP Applied Technologies Inc.	Dec 2020	$903	$1,728	1,995

Percent Rank		39%	41%	24%

Peer financials based on trailing twelve months; GCP based on fiscal year-end.

The prior Committee also reviewed a study of market compensation levels prepared by its consultant. The market data compiled by the Committee’s consultant included information regarding total direct compensation (i.e., base salary, annual incentive awards and the value of equity awards) relating to “general industry” as well as companies in the chemicals industry, as reported by the peer group and published surveys. When setting compensation for the named executive officers, the Committee reviews the market data as well as executive compensation practices of the Company’s peer group companies to determine whether a named executive officer’s total direct compensation is within a reasonably competitive range. While the Committee does evaluate a named executive officer’s compensation package against the median as set forth in the market data, the Committee does not strictly tie target compensation for the named executive officers to any one type of peer group or survey data, but instead considers all of these sources in determining the appropriate level of compensation for the executives. In August 2020, the new Committee adjusted the peer group by adding Balchem Corp., CSW Industrials, Inc., Lydall, Inc., PGT Innovations, Inc., Quanex Building Products Corp., and Trex Company, Inc. and removing Carlisle Companies Incorporated, Continental Building Products, Inc., H.B. Fuller Company, Martin Marietta Materials, Inc. RPM International Inc., Vulcan Materials Company and W.R. Grace & Co.

Other Compensation Policies and Arrangements

Executive Compensation Recoupment Policy

To encourage the senior executives to take responsibility and affirm the Company’s commitment to integrity and the highest standards of ethical conduct, to reinforce these values through the Company’s compensation program, and to support good governance practices, the Company maintains an Executive Compensation Recoupment Policy (“Recoupment Policy”). The Recoupment Policy provides that the Company may recoup certain incentive compensation paid to executives if the Company is required to prepare a material negative accounting restatement due to misconduct, and the executive is determined to have knowingly engaged in the misconduct, or to have been grossly negligent with respect to the misconduct, or to have knowingly or grossly negligently failed to prevent the misconduct. If the Recoupment Policy applies, the executive must forfeit and the Company may recoup, or “claw-back,” incentive compensation received upon the vesting or exercise of equity awards or the payment of an annual incentive award during the three year period prior to the first public filing of the financial document requiring restatement. The Recoupment Policy is a provision of the Equity and Incentive Plan that applies to both annual incentive compensation payments and long-term incentive awards, both of which are components of the Equity and Incentive Plan.

In addition, equity awards are subject to a claw back provision, pursuant to which the Company may recover the amount of any profit the named executive officer realized upon the exercise of options or vesting of other equity awards during the period that begins three years immediately before the officer’s involuntary termination of employment for cause or breach of certain restrictive covenants and that ends on the date the Company seeks recoupment.

Executive Officer Share Retention and Ownership Guidelines

Share Retention. The Committee has determined that it is in the best interests of the Company for all named executive officers to have meaningful share ownership positions in the Company in order to reinforce the alignment of management and shareholder interests. Accordingly, the Committee adopted share retention and ownership guidelines for named executive officers. Under these guidelines, named executive officers are expected to hold Company equity with a value expressed as a multiple of base salary as follows:

Chief Executive Officer	5 times base salary
Other Named Executive Officers	3 times base salary

In determining an executive’s ownership, only shares held directly by the executive are included. Shares underlying unexercised stock options and unvested RSUs and PBUs are not included in the calculation. Executives may not sell, transfer or otherwise alienate shares received upon the vesting or exercise of an equity award until the earlier of the date the executive satisfies the applicable share ownership guideline or the first anniversary of such vesting or exercise. Executives are required to achieve the requisite ownership position within five years of first becoming subject to the share ownership guidelines. The Company expects that all named executive officers will satisfy the requisite share ownership guidelines within the required timeframe.

Insider Trading; Hedging and Pledging Policy. The Company’s Corporate Governance Principles prohibit the speculation in Company securities for all directors, executive officers and employees and require all directors, executive officers and employees to be subject to the Company’s insider trading policy. Additionally, the Company’s Corporate Governance Principles prohibit directors and executive officers from hedging their economic exposure to Company securities through put or call options, short sales, derivatives, or similar instruments or transactions or pledging any Company securities as collateral or securing any loan or other liability or obligation.

Deductibility of Executive Compensation

Prior to the Tax Cuts and Jobs Act (the “TCJA”) being signed into law in December 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limited the corporate tax deduction for compensation paid to the CEO and the three other most highly compensated executives (other than the chief financial officer) to $1.0 million annually, unless certain requirements were satisfied. To optimize the corporate tax deduction, the Company’s incentive plans were generally designed so that certain awards under those plans would constitute “performance-based” compensation for purposes of Code Section 162(m) and preserve corporate tax deductibility for those amounts.

The TCJA contained significant changes to Code Section 162(m), including the elimination of the performance-based compensation exception for corporate tax years beginning after December 31, 2017 and an expansion of employees covered by the provision. Section 162(m) now covers the chief financial officer or any individual who served as the chief financial officer in the relevant taxable year. In addition, once an individual becomes a covered employee under Section 162(m) for any taxable year beginning after December 31, 2016, this status carries forward to all future years, even in the event of the employee’s termination or death. The TCJA provides limited transition relief for certain “performance-based” compensation, specifying that compensation payable pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after that date will remain eligible for the “performance-based” pay exception to Section 162(m) (i.e., may remain deductible even if such compensation is in excess of $1 million). The Committee believes that the tax deduction limitation imposed by Section 162(m) should not compromise the Company’s ability to design and maintain executive compensation arrangements that will attract and retain executive talent. Accordingly, the Committee and the Board of Directors will take into consideration a multitude of factors in making executive compensation decisions and may approve and authorize executive compensation that is not tax deductible.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee is responsible for oversight of the Company’s compensation programs on behalf of the Board of Directors. In fulfilling these responsibilities, the Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

Based on the review and discussions referenced above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2021 Annual Meeting of Stockholders.

Compensation Committee

Janet P. Giesselman (Chair)

Clay H. Kiefaber

Armand F. Lauzon

Compensation Committee Interlocks and Insider Participation

From January 1, 2020 through May 30, 2020, the Compensation Committee of the Board was composed of Mses. Henry, Mora and Ogilvie and Messrs. Collella, Kiefaber, Kirsch, Mason and Shepherd. From June 1, 2020 through December 31, 2020, the Compensation Committee of the Board was composed of Ms. Giesselman (Chair) and Messrs. Brown and Kiefaber. None of these persons is a current or former GCP officer or employee, nor did the Company have any reportable related party transactions with any of these persons. None of the executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving or in the past having served on the Board or the Committee.

CEO Pay Ratio

The Committee reviewed a comparison of CEO pay to the pay of all of the Company’s employees in 2020. The CEO to median employee pay ratio is calculated in accordance with SEC requirements pursuant to Item 402(u) of Regulation S-K.

The Company identified the median employee by examining the 2020 base salary, including overtime where applicable, paid to all individuals, excluding the CEO, who were employed by the Company on October 1, 2020. The Company included all employees, whether employed on a full-time, part-time or seasonal basis. The Company did not make any assumptions, adjustments, or estimates with respect to base salary, other than currency translations, for which the Company used exchange rates utilized for purposes of the Company’s financial reporting as in effect on the determination date, and the Company did not annualize the salary for any full-time employees who were not employed by the Company for all of fiscal 2020. The Company believes that the use of base salary paid to all employees is a consistently applied compensation measure that reasonably reflects compensation for the Company’s employee population because the Company does not widely distribute annual equity awards to employees and the Company’s job architecture and incentive bonus structure is such that an employee’s target bonus opportunity is proportionally related to the employee’s salary. With respect to equity awards, approximately two and a half percent (2.5%) of the Company’s employees receive annual equity awards; with respect to the Company’s bonus structure, higher compensated employees generally have a higher target bonus opportunity.

The Company calculated annual total compensation for 2020, for the Company’s identified median employee, using the same methodology the Company uses for the named executive officers as set forth in the 2020 Summary Compensation Table in this proxy statement. The Company had three different Chief Executive Officers during 2020: Mr. Dearth, Mr. Merrill and Mr. Bates. In order to identify the CEO’s total compensation for 2020, the Company calculated the compensation provided to each individual based on the time each individual served as Chief Executive Officer. The Company calculated the compensation for Mr. Dearth based on the compensation he received from January 1, 2020 through September 11, 2020 in his role as Chief Executive

Officer, the Company calculated the compensation for Mr. Merrill based on the compensation he received from September 12, 2020 through September 30, 2020 in his role as Interim Chief Executive Officer and the Company calculated the compensation for Mr. Bates based on the compensation he received from October 1, 2020 through December 31, 2020 in his role as Chief Executive Officer. The Company then combined Mr. Dearth’s, Mr. Merrill’s and Mr. Bates’ compensation amounts for the annual total compensation for 2020 for the Company’s Chief Executive Officer. Based on the Company’s calculations and as illustrated in the table below, the Company’s estimated 2020 CEO to median employee pay ratio is 156:1.

Principal Position	Salary (Overtime)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Chief Executive Officer	$781,791	$590,736	$2,239,244	$502,730	$556,712	$14,272	$5,066,788	$9,752,273
Median Employee	$58,137	$1,249	—	—	—	—	$2,978	$62,364

Excluding one-time severance and bonus payments associated with Mr. Dearth’s termination and Mr. Bates’s hire, the estimated 2020 CEO to median ratio is 63:1.

Executive Compensation Tables

The following tables and notes present the compensation provided to the named executive officers based on fiscal 2020 compensation. For a more complete understanding of each table, please read the notes following the table.

Summary Compensation

The information included in the Summary Compensation Table below reflects compensation of the named executive officers for the fiscal year ended December 31, 2020 (“fiscal 2020”) and, where applicable, the fiscal years ended December 31, 2019 (“fiscal 2019”) and December 31, 2018 (“fiscal 2018”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
Simon Bates President and Chief Executive Officer	2020	$206,250	$800,000	$2,999,963	$1,999,992	$0	$0	$34,125	$6,040,330
Randall S. Dearth (1)	2020	$554,776	—	$2,099,969	$0	$0	$0	$5,454,804	$8,109,549
Former President and	2019	$725,417	—	$1,199,974	$399,942	$0	$0	$138,337	$2,463,670
Chief Executive Officer	2018	$230,000	—	$1,974,979	$325,079	$39,765	$0	$147,860	$2,717,683
Craig A. Merrill	2020	$348,409	—	$424,975	$0	$182,720	$274,927	$22,136	$1,253,167
Chief Financial Officer	2019	$305,450	—	$187,482	$62,494	$34,100	$408,000	$20,111	$1,017,637
Kevin R. Holland	2020	$399,520	—	$499,971	$0	$0	$105,707	$14,822	$1,020,020
Vice President and Chief	2019	$393,662	—	$449,990	$149,994	$0	$114,000	$23,218	$1,130,864
Human Resources Officer	2018	$385,000	—	$382,466	$127,460	$46,986	$121,000	$18,150	$1,081,062
James E. Thompson	2020	$397,313	—	$599,961	$0	$0	$0	$16,586	$1,013,860
Vice President, General Counsel and Secretary	2019	$285,500	—	$677,495	$134,831	$0	$0	$119,546	$1,217,373

Naren B. Srinivasan	2020	$361,013	—	$499,971	$0	$0	$122,830	$2,408,965	$3,392,779
Former EVP, SBM	2019	$403,888	—	$449,990	$149,994	$0	$125,000	$29,141	$1,158,013
	2018	$395,000	—	$412,455	$137,454	$48,206	$21,000	$25,865	$1,039,979
Boudewijn van Lent EVP, SCC	2020	$371,387	—	$499,971	$0	$153,730	$0	$89,119	$1,114,208

Salary (Column C). Mr. Bates was appointed President and Chief Executive Officer effective October 1, 2020. The amount reported reflects his pro-rated base salary for service from October 1, 2020 through December 31, 2020. Mr. Dearth’s employment terminated effective September 11, 2020. The amount reported for Mr. Dearth for 2020 reflects his pro-rated base salary for service from January 1, 2020 through September 11, 2020. For Mr. Merrill, his 2020 salary amount reflects the increase in his base salary from $305,450 to $400,000 upon his promotion from Interim Chief Financial Officer to Chief Financial Officer, effective August 3, 2020. Mr. Srinivasan’s employment terminated effective November 13, 2020. The amount reported for Mr. Srinivasan for 2020 reflects his pro-rated base salary for service from January 1, 2020 through November 13, 2020.

Bonus (Column D). The amount reported represents a sign-on bonus payable to Mr. Bates pursuant to the terms of the Bates Employment Agreement.

Stock Awards (Column E) and Option Awards (Column F). Reflects the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of stock option, RSU and PBU awards issued to each of the named executive officers during the 2018, 2019 and 2020 fiscal years, as applicable. Further information regarding the 2020 awards is included in the Fiscal 2020 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at 2020 Fiscal Year-End Table and under “Executive Compensation – Compensation Discussion and Analysis.”

In the case of PBUs, the grant date fair value is based on the probable performance outcome including the market- based performance condition, calculated based on the application of a Monte Carlo simulation model. For the fiscal 2020 PBU awards, the actual amounts that vest are determined at the end of the three-year performance cycle and are based upon the Company’s cumulative Adjusted EPS during such performance cycle as compared to a target level of performance established by the Committee on the grant date and the Company’s TSR as compared to the combined and independently arrayed companies in the Russell 3000 Specialty Chemicals index and the companies in the Russell 3000 Building Materials index, selected based on industry relevance.

Depending upon whether and the extent to which the performance conditions are met, the number of shares for which the PBUs are settled may range from zero to 200%. The grant date fair value of PBUs included in this column assumes target performance. The values of the PBUs at the grant date if maximum performance is achieved would be $1,978,255 for Mr. Dearth, $400,318 for Mr. Merrill, $565,185 for Mr. Thompson, $470,988 for Mr. Holland, $470,988 for Mr. Srinivasan and $470,988 for Mr. van Lent. For purposes of these calculations, the Company has used the closing price on the grant date. The grant date fair value of the stock option granted to Mr. Bates in 2020 assumes maximum performance. For Messrs. Thompson, Holland, Srinivasan and van Lent and a portion of Messrs. Dearth and Merrill’s awards, the grant date was February 24, 2020 and the closing stock price on that date was $21.13. Mr. Dearth received an additional grant on February 25, 2020 and the closing stock price on that date was $19.81. For Mr. Merrill’s promotion awards, the grant date was August 3, 2020 and the closing stock price on that date was $22.82. For Mr. Bates, the grant date of his new hire awards was October 1, 2020 and the closing stock price was on that date $20.96.

Amounts in these columns do not correspond to the actual value that may be recognized by the named executive officer, which may be higher or lower based on a number of factors, including the Company’s financial and stock price performance and applicable vesting requirements. For additional information relating to assumptions made in the valuation of current year awards reflected in these columns, see Note 17 (Stock Incentive Plans to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020).

Non-Equity Incentive Plan Compensation (Column G). Represents annual incentive cash awards earned by the named executive officers under the Annual Incentive Plan. For information regarding the calculation of these awards, see “Executive Compensation – Compensation Discussion and Analysis.” Mr. Bates commenced employment with the Company on October 1, 2020 and was not eligible to receive an annual incentive case award for 2020. Messrs. Dearth, Holland, Thompson and Srinivasan were not employed as of the date annual incentive cash awards were paid for 2020 and, accordingly, did not receive annual cash incentive awards for 2020 under the Annual Incentive Plan.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column H). The amounts reported are attributable to an increase in the actuarial present value of their respective accumulated benefit under the GCP Applied Technologies Inc. Retirement Plan for Salaried Employees, which is referred to as the Retirement Plan, and the GCP Applied Technologies Inc. Supplemental Executive Retirement Plan, which is referred to as the SERP, at December 31, 2020, as compared to December 31, 2019. For purposes of determining the actuarial present value of these benefits, the Company assumed retirement at age 62 with benefits payable on a straight life annuity basis and by utilizing assumptions used for financial reporting purposes under generally accepted accounting principles, including a 2.61% discount rate determined as set forth under Note 10 (Pension Plans and Other Postretirement Benefits Plans) to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Of the amount reported, the portion that is attributable to the increase in present value of the accumulated benefit under the Retirement Plan is $114,757 for Mr. Merrill, $66,054 for Mr. Holland, and $59,258 for Mr. Srinivasan and the portion that is attributable to the increase in present value of the accumulated benefit under the SERP is $160,170 for Mr. Merrill, $39,653 for Mr. Holland, and $63,572 for Mr. Srinivasan. As of

December 31, 2020, Mr. Srinivasan had satisfied the five years of service requirement for vesting in the Retirement Plan and SERP. Because the Retirement Plan was closed to new participants effective January 1, 2018, and eligibility in the SERP is based on eligibility in the Retirement Plan, Mr. Bates, Mr. Dearth, Mr. Thompson and Mr. van Lent are not eligible to participate in such plans. For more information, see the 2020 Pension Benefits Table and related narrative.

No named executive officer received preferential or above market earnings on non-qualified deferred compensation.

All Other Compensation (Column I). Represents the aggregate dollar amount for each named executive officer for Company contributions to the GCP Applied Technologies Inc. Savings and Investment Plan, which is referred to as the Savings and Investment Plan, and replacement payments made on amounts earned in excess of certain limits imposed by applicable law and regulations. For Messrs. Bates and van Lent, the amount also includes relocation benefits pursuant to the Bates Employment Agreement and the Company’s relocation policy. For Messrs. Dearth and van Lent, the amounts also include participation in the executive physical program. In addition, for Messrs. Dearth and Srinivasan, the amounts include cash severance, welfare benefits and outplacement assistance payable pursuant to the terms of their Change in Control Severance Agreements, which are described under the heading “Potential Payments Upon Termination or Change in Control” below in this proxy statement. The following table shows the specific amounts included in Column I of the Summary Compensation Table for fiscal 2020.

ALL OTHER COMPENSATION

Name and Principal Position	Company Contributions to Savings and Investment Plan	Replacement Payments for Savings and Investment Plan	Relocation Benefits	Tax Reimbursements on Relocation Benefits	Cash Severance, Welfare, and Outplacement Benefits	Other	Total
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Simon Bates	$4,125	$0	$30,000				$34,125

Randall S. Dearth	$16,800	$16,187			$5,418,467	$3,351	$5,454,804

Craig A. Merrill	$16,286	$5,851					$22,136

Kevin R. Holland	$7,951	$6,871					$14,822

James E. Thompson	$9,848	$6,739					$16,586

Naren B. Srinivasan	$17,100	$4,561			$2,387,304		$2,408,965

Boudewijn van Lent	$15,241	$6,922	$37,437	$25,853		$3,666	$89,119

Grants of Plan-Based Awards

The following table provides information concerning the annual incentive cash awards and equity incentive awards granted to each of the named executive officers in fiscal 2020.

●	“AIP” is the annual incentive cash award.
●	“PBUs” are stock unit awards subject to performance-based vesting.
●	“RSUs” are stock unit awards subject to time-based vesting.
●	“Option” is the non-qualified stock option subject to performance-based vesting granted to Mr. Bates in connection with his hire.

FISCAL 2020 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Comp Com Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(A)	(B)		(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)

Simon Bates

Annual Bonus

RSUs	10/1/2020								143,128			$2,999,963

Options	10/1/2020					84,587	338,348	338,348			$22.82	$1,999,992

Randall S. Dearth

Annual Bonus			$400,000	$800,000	$1,600,000

PBUs	2/24/2020					22,292	44,583	89,166				$999,997

RSUs	2/24/2020								47,326			$999,998

PBUs	2/25/2020					1,189	2,377	4,754				$49,994

RSUs	2/25/2020								2,523			$49,981

Craig A. Merrill

Annual Bonus			$130,000	$260,000	$520,000

PBUs	2/24/2020					3,901	7,802	15,604				$174,999

RSUs	2/24/2020								8,282			$174,999

PBUs	8/3/2020					774	1,547	3,094				$37,484

RSUs	8/3/2020								1,643			$37,493

Kevin R. Holland

Annual Bonus			$120,123	$240,246	$480,492

PBUs	2/24/2020					5,573	11,145	22,290				$249,982

RSUs	2/24/2020								11,831			$249,989

James E. Thompson

Annual Bonus			$119,925	$239,850	$479,700

PBUs	2/24/2020					6,687	13,374	26,748				$299,979

RSUs	2/24/2020								14,197			$299,983

Naren B. Srinivasan

Annual Bonus			$135,532	$271,063	$542,126

PBUs	2/24/2020					5,573	11,145	22,290				$249,982

RSUs	2/24/2020								11,831			$249,989

Boudewijn van Lent

Annual Bonus			$120,851	$241,703	$483,405

PBUs	2/24/2020					5,573	11,145	22,290				$249,982

RSUs	2/24/2020								11,831			$249,989

Non-Equity Incentive Plan Awards (Columns C through E). Reflects threshold, target and maximum award amounts for fiscal 2020 pursuant to the 2020 AIP. The actual amounts earned by each named executive officer pursuant to such awards are set forth in Column G of the Summary Compensation Table.

Equity Incentive Plan Awards (Columns F through H). For named executive officers other than Mr. Bates, reflects threshold, target and maximum award amounts for the FY20-FY22 performance cycle pursuant to PBUs issued as part of the fiscal 2020 annual equity awards. The actual amounts, if any, earned by each named executive officer pursuant to such awards are determined by the Committee at the end of the three-year performance cycle and are based upon the Company’s cumulative Adjusted EPS during fiscal 2020, 2021 and 2022 as compared to a target level of performance for such performance period as established by the Committee on the grant date and the relative TSR as compared to the combined and independently arrayed companies in the Russell 3000 Specialty Chemicals index and the companies in the Russell 3000 Building Materials index, selected based on industry relevance. At threshold financial performance, these PBU awards provide for a payout equal to fifty percent (50%) of the target award. At maximum financial performance, these PBU awards provide for a payout equal to two hundred percent (200%) of the target award. For more information regarding PBUs, see “Executive Compensation – Compensation Discussion and Analysis.” For Mr. Bates, reflects threshold, target and maximum award amounts for the performance-based stock option award granted to him in connection with his appointment as Chief Executive Officer on October 1, 2020 that vests on the third anniversary of the date of grant if certain stock price hurdles are achieved. Twenty-five percent (25%) of the shares underlying this stock option will satisfy the performance conditions on the date that the closing price of the Company’s common stock has equaled or exceeded 125%, 150%, 175% and 200%, respectively, of the per share exercise price of the stock option for 20 consecutive trading days.

Stock Awards (Columns I). For Messrs. Dearth, Merrill, Thompson, Holland, Srinivasan and van Lent, reflects the number of shares underlying RSU awards, respectively, that were granted on February 24, 2020 as part of the fiscal 2020 annual equity awards and that vest one-third annually beginning on the first anniversary of the grant date. Mr. Dearth received an additional grant on February 25, 2020. In addition, For Mr. Merrill, includes the number of shares underlying RSU awards that were granted on August 3, 2020 in connection with his promotion to Chief Financial Officer that vest in substantially equal installments on the first, second and third anniversaries of the grant date. For Mr. Bates, reflects the number of shares underlying a restricted stock award that was granted on October 1, 2020 as part of his appointment as Chief Executive Officer that vest 50% on May 15, 2021 and 50% on May 15, 2022, subject to his continued employment through the applicable vesting date. All of the shares subject to Mr. Bates’ new hire restricted stock award will be subject to forfeiture if his employment is terminated by the Company for cause or he terminates his employment for any reason other than good reason on or before December 31, 2021 and 50% of Mr. Bates’ new hire restricted stock award will be subject to forfeiture if his employment is terminated by the Company for cause or he terminates his employment for any reason other than good reason after December 31, 2021 and on or before December 31, 2022.

Exercise Price of Option Awards (Column K). The exercise price for option awards is the closing price of the Company’s common stock on the grant date.

Grant Date Fair Value (Column L). The grant date fair value is generally the amount that the Company would expense in its financial statements over the award’s service period.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding stock option awards and unvested restricted stock, RSU and PBU awards held by each named executive officer as of December 31, 2020. Unless otherwise specified, the market value of outstanding stock awards in the table is calculated by multiplying the number of unvested restricted stock, RSUs or PBUs by $23.65, the closing price of the Company’s stock on December 31, 2020, which was the last trading day of the 2020 fiscal year.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(A)	(B)		(C)		(D)	(E)	(F)		(G)	(H)		(I)

Simon Bates				388,348	$20.96	10/1/2030	143,128	(1)	$3,384,977

Randall S. Dearth	37,937	(2)	0		$25.20	9/1/2028				20,989	(5)	$248,195
	37,547	(3)	0		$26.37	2/21/2029				13,325	(6)	$157,568
	11,261	(4)	0		$21.52	8/1/2029				3,768	(7)	$44,557
										9,907	(8)	$234,301
										528	(9)	$12,487

Craig A. Merrill	3,401	(10)	0		$17.04	2/25/2026
	6,161	(11)	0		$26.40	2/27/2027
	3,764	(12)	1,881		$32.60	2/22/2028	639	(13)	$15,112	3,510	(17)	$41,506
	2,407	(3)	4,813		$26.37	2/21/2029	1,580	(14)	$37,367	4,612	(6)	$54,537
							8,282	(15)	$195,869	7,802	(18)	$184,517
							1,643	(16)	$38,857	1,547	(19)	$36,587

Kevin R. Holland	10,542	(11)	0		$26.40	2/27/2027
	7,678	(12)	3,839		$32.60	2/22/2028	1,303	(13)	$30,816	7,160	(17)	$84,667
	5,777	(3)	11,552		$26.37	2/21/2029	3,792	(14)	$89,681	11,070	(6)	$130,903
							11,831	(15)	$279,803	11,145	(18)	$263,579

James E. Thompson	4,697	(20)	9,392		$29.52	4/8/2029	8,864	(21)	$209,634	9,395	(22)	$111,096
							14,197	(15)	$335,759	13,374	(18)	$316,295

Naren B. Srinivasan	16,392	(23)	0		$17.25	2/8/2026
	16,581	(10)	0		$17.04	2/25/2026
	10,268	(11)	0		$26.40	2/27/2027
	12,420	(12)	0		$32.60	2/22/2028				7,293	(17)	$86,240
	17,329	(3)	0		$26.37	2/21/2029				6,765	(6)	$79,996
										3,095	(18)	$73,197

Boudewijn van Lent	1,469	(24)	2,936		$30.43	3/18/2029	958	(25)	$22,657
							2,464	(25)	$58,274	2,798	(26)	$33,086
							11,831	(15)	$279,803	11,145	(18)	$263,579

Footnotes

(1)	Represents restricted stock units granted on October 1, 2020 as part of new hire award that vests one-third annually, beginning on the first anniversary of the grant date.

(2)	Represents stock options for GCP stock granted on September 1, 2018 as part of the fiscal 2018 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(3)	Represents stock options for GCP stock granted on February 21, 2019 as part of the fiscal 2019 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(4)	Represents stock options for GCP stock granted on August 1, 2019 as part of the fiscal 2019 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(5)

Represents PBUs granted on September 1, 2018 that vest after at the end of the FY18-FY20 performance cycle (such performance cycle ends December 31, 2020) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of threshold performance.

(6)

Represents PBUs granted on February 21, 2019 that vest after at the end of the FY19-FY21 performance cycle (such performance cycle ends December 31, 2021) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of threshold performance.

(7)

Represents PBUs granted on August 1, 2019 that vest after at the end of the FY19-FY21 performance cycle (such performance cycle ends December 31, 2021) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of threshold performance.

(8)

Represents PBUs granted on February 24, 2020 that vest after at the end of the FY20-FY22 performance cycle (such performance cycle ends December 31, 2022) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of target performance.

(9)

Represents PBUs granted on February 25, 2020 that vest after at the end of the FY20-FY22 performance cycle (such performance cycle ends December 31, 2022) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of target performance.

(10)	Represents stock options for GCP stock granted on February 25, 2016 as part of the fiscal 2016 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(11)	Represents stock options for GCP stock granted on February 27, 2017 as part of the fiscal 2017 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(12)	Represents stock options for GCP stock granted on February 22, 2018 as part of the fiscal 2018 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(13)	Represents restricted stock units granted on February 22, 2018 as part of the fiscal 2018 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(14)	Represents restricted stock units granted on February 21, 2019 as part of the fiscal 2019 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(15)	Represents restricted stock units granted on February 24, 2020 as part of the fiscal 2020 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(16)	Represents restricted stock units granted on August 3, 2020 as part of the fiscal 2020 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(17)

Represents PBUs granted on February 22, 2018 that vest after at the end of the FY18-FY20 performance cycle (such performance cycle ends December 31, 2020) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of threshold performance.

(18)

Represents PBUs granted on February 24, 2020 that vest after at the end of the FY20-FY22 performance cycle (such performance cycle ends December 31, 2022) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of target performance.

(19)

Represents PBUs granted on August 3, 2020 that vest after at the end of the FY20-FY22 performance cycle (such performance cycle ends December 31, 2022) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of target performance.

(20)	Represents stock options for GCP stock granted on April 8, 2019 as part of the fiscal 2019 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(21)	Represents restricted stock units granted on April 8, 2019 as part of the fiscal 2019 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(22)

Represents PBUs granted on April 8, 2019 that vest after at the end of the FY19-FY21 performance cycle (such performance cycle ends December 31, 2021) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of threshold performance.

(23)

Represents stock options for GCP stock granted on February 8, 2016 as part of the Leadership Award issued in connection with the separation that vest one-third annually, beginning on the first anniversary of the grant date.

(24)

Represents stock options for GCP stock granted on March 18, 2019 as part of the Leadership Award issued in connection with the separation that vest one-third annually, beginning on the first anniversary of the grant date.

(25)	Represents restricted stock units granted on March 18, 2019 as part of the fiscal 2019 annual equity awards that vest one-third annually, beginning on the first anniversary of the grant date.

(26)

Represents PBUs granted on March 18, 2019 that vest after at the end of the FY19-FY21 performance cycle (such performance cycle ends December 31, 2021) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of threshold performance.

Option Exercises and Stock Vested

The following table provides information regarding the number of Company stock options that were exercised by named executive officers during fiscal 2020 and the value realized from the exercise of such awards. The table also provides information regarding the vesting of RSU awards during fiscal 2020. No PBU awards were earned in 2020 from the FY2017 to FY2019 performance cycle.

FISCAL 2020 OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(A)	(B)	(C)	(D)	(E)

Simon Bates

Randall S. Dearth			100,710	$2,361,092

Craig A. Merrill			2,139	$44,652

Kevin R. Holland			4,415	$92,753

James E. Thompson			4,432	$77,383

Naren B. Srinivasan	20,513	$56,206	21,513	$505,850

Boudewijn van Lent			2,944	$50,195

Pension Benefits

The following table provides information regarding benefits under the GCP Applied Technologies Inc. Retirement Plan for Salaried Employees, which is referred to as the Retirement Plan, and the GCP Applied Technologies Inc. Supplemental Executive Retirement Plan, which is referred to as the SERP, for each of the named executive officers eligible to participate in the Retirement Plan and SERP.

2020 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service(1) (#)	Present value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

(A)	(B)	(C)	(D)	(E)

Craig A. Merrill	Retirement Plan	21.75 Years	$1,130,757	—

	SERP	21.75 Years	$877,170	—

Naren B. Srinivasan	Retirement Plan	5.17 Years	$217,258	—

	SERP	5.17 Years	$192,572	—

Kevin R. Holland	Retirement Plan	4.0 Years	$220,054	—

	SERP	4.0 Years	$120,653	—

(1)

Represents the number of years of service credited under the respective plan. Pursuant to the Retirement Plan, employees must attain one year of service prior to participating in the plan and five years of credited service or age 55 prior to vesting in plan benefits. The SERP provides benefits only to the extent that the Retirement Plan provides benefits.

(2)

Amounts comprise the actuarial present value of the named executive officer’s accumulated benefit under the Retirement Plan and SERP as of December 31, 2020, assuming retirement at age 62 with benefits payable on a straight life annuity basis, based on assumptions used for financial reporting purposes under generally accepted accounting principles, including a 2.61% discount rate determined as set forth in Note 10 (Pension Plan and Other Postretirement Benefits Plans) to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Retirement Plan and SERP provide for a reduction in benefits to participants who elect early retirement ranging from a 17% reduction for retirement at age 55 to no reduction for retirement at age 62. Although these amounts appear as a lump sum, they generally are paid as an annuity. The amount reported is an accounting value that was not realized by the named executive officer in cash during 2020.Although Mr. Holland has not been credited with at least five years of service as of December 31, 2020, he has attained age 55 and thus is vested in plan benefits. Because the Retirement Plan was closed to new participants effective January 1, 2018, and eligibility in the SERP is based on eligibility in the Retirement Plan, Messrs. Bates, Dearth, Thompson, and van Lent are not eligible to participate in such plans.

Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans

The Company does not sponsor or maintain any non-qualified defined contribution or deferred compensation plan, program or arrangement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement with Mr. Bates. Mr. Bates is entitled to severance payments and benefits in connection with the termination of his employment in certain circumstances. Under the Bates Employment Agreement, if Mr. Bates’ employment is terminated by the Company without cause, subject to the execution of a separation agreement, including a release of claims, Mr. Bates will receive: (i) a severance payment equal to two times his base salary, (ii) the annual incentive compensation he would otherwise be entitled to receive based on Company and individual performance for the calendar year of termination, paid at the time when bonuses are otherwise paid, and (iii) a pro-rata portion of the annual incentive compensation he would otherwise be entitled to receive based on Company and individual performance for the calendar year of termination, paid at the time when bonuses are otherwise paid. In lieu of the payments and benefits described in the preceding sentence, in the event of the involuntary termination of Mr. Bates’ employment by the Company without cause or by Mr. Bates for good reason, in each case within 12 months following a change in control of the Company, subject to the execution of a separation agreement, including a release of claims, Mr. Bates will receive: (i) a severance payment equal to two times the sum of his annual base salary and his target annual incentive compensation, (ii) a pro-rated portion of his target annual incentive compensation for the year of termination, (iii) the same or substantially similar outplacement services as those generally offered to the Company’s executive officers, and (iv) medical, dental and vision benefits substantially similar to those he received prior to termination for 18 months following termination.

Severance Plan. For all named executive officers other than Mr. Bates, severance benefits are payable pursuant to the Severance Plan. Under the Severance Plan, benefits are payable to executive officers upon a qualifying involuntary termination of employment, permanent disability or death. Post-termination benefits consist of:

•	a single lump sum payment equal to the executive officer’s annual base salary as of the executive’s last day of employment;

•	a single lump sum payment equal to the executive’s target annual incentive cash award for the fiscal year during which such executive’s employment terminates;

•

payment of a prorated portion of the executive’s annual incentive cash award for the fiscal year during which such executive’s employment terminates; provided that the executive completed at least three months of employment during such fiscal year; and

•	continuation of medical, dental and vision benefits at active employee rates for a period of up to 24 months.

Upon a termination of employment for misconduct, cause or similar reasons, executives, including named executive officers, are not eligible for severance benefits under the Severance Plan. The payment of benefits under the Severance Plan is conditioned upon the executive executing a separation agreement and general release, including certain non-competition, non-solicitation and confidentiality provisions. The Company may cancel benefits that are payable or seek to recover benefits previously paid if the executive violates the terms of the agreement or release of claims.

Salary Protection Plan. For all named executive officers, benefits in the event of death or disability prior to age 70 are payable pursuant to the Salary Protection Plan. In the event of an executive’s death, the Salary Protection Plan provides for a monthly benefit payable over no more than a 10-year period that is equal to the executive’s monthly base salary at the time of death for the first 12 months and half of the executive’s monthly base salary at the time of death for the next 108 months. In the event of an executive’s disability, the Salary Protection Plan provides for a monthly benefit that is equal to the executive’s monthly base salary at the time of disability for the first 12 months and 60% of the executive’s monthly base salary at the time of disability until the executive attains age 65. Payments under the Salary Protection Plan due to an executive’s disability are reduced by the amount of any benefits payable to the executive under the Company’s long-term disability plan, social security disability benefits and, upon attainment of age 62, the amount of any retirement benefits provided under a Company retirement plan. Payments under the Salary Protection Plan are paid in monthly installments in the form of salary continuation payments.

Change in Control Agreements. All named executive officers other than Mr. Bates have entered into Change in Control Agreements with the Company, which renew automatically on an annual basis unless the Board of Directors elects not to renew them. Severance benefits in connection with a change in control are payable pursuant to the Change in Control Agreements instead of the Severance Plan. Under the Change in Control Agreements with Messrs. Dearth, Holland, Thompson and Srinivasan, benefits are payable only if the executive experiences an involuntary termination of employment other than for cause or resigns for good reason within 24 months after a change in control. Post-termination benefits under the Change in Control Agreements with Messrs. Dearth, Holland, Thompson and Srinivasan consist of:

•

a single lump sum payment equal to three times (or two times in the case or Mr. van Lent) the executive’s annual base salary as of the date immediately preceding such executive’s last day of employment (subject to reduction if the executive has attained age 62);

•

a single lump sum payment equal to three times (or two times in the case or Mr. van Lent) the executive’s target annual incentive cash award for the calendar year during which such executive’s employment terminates (subject to reduction if the executive has attained age 62);

•	payment of a prorated portion of the executive’s annual incentive cash award for the fiscal year during which such executive’s employment terminates;

•

continuation of medical, dental and vision benefits that are substantially similar to those the executive received under Company benefit plans immediately preceding executive’s last day of employment at active employee rates for a period of up to 24 months; and

•	continuation of benefits that are similar to those the executive received under the Salary Protection Plan for a period of up to 24 months.

Under the Change in Control Agreement with Mr. Merrill and newly named executive officers, including Mr. Valente, benefits are payable only if the executive experiences an involuntary termination of employment other than for cause or resigns for good reason within 12 months after a change in control. Post-termination benefits under the Change in Control Agreement with Mr. Merrill and newly named executive officers consist of:

•

a single lump sum payment equal to one and a half the executive’s annual base salary as of the date immediately preceding such executive’s last day of employment (subject to reduction if the executive has attained age 62);

•

a single lump sum payment equal to one and a half times the executive’s target annual incentive cash award for the calendar year during which such executive’s employment terminates (subject to reduction if the executive has attained age 62);

•	payment of a prorated portion of the executive’s annual incentive cash award for the fiscal year during which such executive’s employment terminates; and

•

continuation of medical, dental and vision benefits that are substantially similar to those the executive received under Company benefit plans immediately preceding executive’s last day of employment at active employee rates for a period of up to 12 months.

The Change in Control Agreements do not provide for any excise tax assistance (i.e., gross ups) upon a change in control termination. Upon a termination of employment for cause or a resignation for any reason other than good reason, named executive officers are not eligible for benefits under the Change in Control Agreements.

Payments under the Severance Plan or Change in Control Agreements may be delayed until six months after termination of employment if necessary to comply with Code Section 409A.

Equity Awards. The terms of equity awards issued to named executive officers as part of the fiscal 2018, fiscal 2019 and fiscal 2020 annual equity awards, which is referred to as 2018 Awards, 2019 Awards and 2020 Awards (which include Mr. Bates’ sign-on restricted stock and stock option grant and Mr. Dearth’s sign-on grant of RSUs), respectively, provide for vesting under various termination or change in control scenarios as described below. The 2018 Awards, 2019 Awards and 2020 Awards consist of stock options, restricted stock, RSUs and PBUs and were all granted under the Company’s Equity and Incentive Plan as amended and restated on July 29, 2020 (the “2020 EIP”).

•

Death or Disability. The terms of the 2018 Awards, 2019 Awards and 2020 Awards other that Mr. Bates’ new hire stock option award, provide that stock options and RSUs that have been held by the participant for at least six months fully vest upon an executive’s termination of employment due to death or disability. PBUs that have been held by the participant for at least six months at the time of the participant’s death or disability will be paid only if and to the extent that such award would have vested and been paid had the participant continued in active employment with the Company through the relevant vesting date.

•	Retirement. The terms of the 2018 Awards, 2019 Awards and 2020 Awards are the same as under Death and Disability once the participant has reached 60 years of age with five or more years of service.

•

Change in Control. Mr. Bates’ new hire restricted stock award provides for full vesting upon a change in control and, in the event of a change in control, the time-based vesting conditions of his new hire stock option award will be deemed to be satisfied, provided that he remains employed through the date of a change in control.In addition, the applicable portion of the shares underlying the Mr. Bates’ sign-on option award will vest upon a change in control if the per share price to be paid in the change in control equals or exceeds the applicable share price target. The terms of the 2018 Awards, 2019 Awards and 2020 Awards issued as stock options, restricted stock or RSUs provide for full vesting of such awards upon a change in control if the acquirer does not issue a replacement award to the award holder or, within two years after the change in control, the award holder is involuntarily terminated without cause or resigns for good reason. The 2018 Awards, 2019 Awards and 2020 Awards issued as PBUs provide for pro rata vesting of such awards upon a change in control as follows: (i) if a replacement award is not provided to the award holder, then such holder shall become vested in a pro rata portion (calculated based on the date of the change in control, relative to the entire period of the performance cycle in respect of which the award was granted) of each applicable award based on the actual performance level achieved as of the date of the change in control; and (ii) if a replacement award is provided to the award holder, and within two years after the change in control, the award holder is involuntarily terminated without cause or resigns for good reason, then such holder shall become vested in a pro rata portion (calculated based on the date of the change in control termination date, relative to the entire period of the performance cycle in respect of which the award was granted) of each applicable award based on the actual performance level achieved as of the date of the last day of the entire performance cycle.

Other Termination Provisions. The terms of the Annual Incentive Plan provide that an executive is entitled to a prorated annual incentive cash award based on the number of whole months that the executive officer was employed by the Company during the fiscal year upon death, disability, retirement or involuntary termination of employment (other than for cause); however, the executive must have been employed for at least the first three months of the fiscal year for this provision to apply.

For Messrs. Dearth and Srinivasan, the table below reflects the amount of compensation that became payable to each of them in connection with the termination of their employment in 2020 under their Change in Control Agreements. This also includes vacation amounts owed (Mr. Dearth $38,254 and Mr. Srinivasan $25,803), amounts paid in lieu of the Company covering life insurance (Mr. Dearth $20,000 and Mr. Srinivasan $10,000), amounts attributed to outplacement services (Mr. Srinivasan $12,500, Mr. Dearth did not utilize this service) and continued Health and Welfare coverage (Mr. Dearth $3,501 of actual as Mr. Dearth secured employment, Mr. Srinivasan is based on current costs with estimates for future increases).

For named executive officers who were serving as executive officers as of December 31, 2020, the table below reflects the amount of compensation that would become payable to each such named executive officers under existing plans or agreements if the named executive officer’s employment had terminated on December 31, 2020, the last day of the Company’s 2020 fiscal year, given the named executive’s age and service levels as of such date and, if applicable, based on the Company’s closing stock price as of December 31, 2020 (the last trading day of the 2020 fiscal year), which was $23.65. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available generally to salaried employees, such as benefits under tax-qualified retirement plans or excess benefit plans (i.e., the SERP). The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price, the executive’s age and years of service, the attained level of performance for PBUs, and any additional agreements or arrangements the Company may enter into in connection with any change in control or termination of employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name and Termination Scenario	Cash Severance	Bonus	Option Awards	Stock Awards	Salary Protection Plan	Welfare Benefits and Outplacement	Total

(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Simon Bates

Involuntary Termination	$2,174,700	$131,175	$0	$0	$0	$0	$2,305,875

Death	$0	$131,175	$0	$3,384,977	$0	$0	$3,516,152

Disability	$0	$131,175	$0	$3,384,977	$0	$0	$3,516,152

Retirement	$0	$0	$0	$0	$0	$0	$0

Change in Control Termination	$2,999,700	$825,000	$0	$3,384,977	$0	$42,002	$7,251,679

Randall S. Dearth

Change in Control Termination	$4,838,254	$556,712	$23,986	$2,477,442	$0	$23,501	$7,919,895

Craig A. Merrill

Involuntary Termination	$648,251	$157,888	$0	$0	$0	$39,336	$845,475

Death	$0	$157,888	$0	$463,138	$1,800,028	$0	$2,421,054

Disability	$0	$157,888	$0	$463,138	$2,040,000	$0	$2,661,026

Retirement	$0	$0	$0	$0	$0	$0	$0

Change in Control Termination	$972,377	$248,251	$0	$463,138	$0	$42,002	$1,725,767

Kevin R. Holland

Involuntary Termination	$640,816	$152,835	$0	$0	$0	$39,336	$832,987

Death	$0	$152,835	$0	$660,095	$1,401,790	$0	$2,214,720

Disability	$0	$152,835	$0	$660,095	$1,561,989	$0	$2,374,919

Retirement	$0	$0	$0	$0	$0	$0	$0

Change in Control Termination	$1,922,448	$240,306	$0	$660,095	$0	$51,836	$2,874,685

James E. Thompson

Involuntary Termination	$639,600	$152,545	$0	$0	$0	$39,336	$831,481

Death	$0	$152,545	$0	$724,884	$1,299,228	$0	$2,176,657

Disability	$0	$152,545	$0	$724,884	$1,119,300	$0	$1,996,729

Retirement	$0	$0	$0	$0	$0	$0	$0

Change in Control Termination	$1,918,800	$239,850	$0	$724,884	$0	$51,836	$2,935,370

Narasimha B. Srinivasan

Change in Control Termination	$2,090,052	$235,416	$0	$448,970	$0	$61,836	$3,038,304

Boudewijn van Lent

Involuntary Termination	$613,553	$153,723	$0	$0	$0	$39,336	$806,611

Death	$0	$153,723	$0	$470,647	$1,487,418	$0	$2,111,788

Disability	$0	$153,723	$0	$470,647	$1,561,770	$0	$2,186,140

Retirement	$0	$0	$0	$0	$0	$0	$0

Change in Control Termination	$1,227,105	$241,703	$0	$470,647	$0	$51,836	$1,991,290

OTHER INFORMATION

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth the amount of GCP common stock beneficially owned, directly or indirectly:

●	as of March 15, 2021, by each current director and nominee for director, each executive officer named in the Summary Compensation Table and the directors and executive officers as a group; and

●	as of the date indicated, by each owner of more than 5% of GCP common stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent(2)
5% Stockholders
Entities affiliated with 40 North Management LLC(3) 9 West 57th Street, 30th Floor New York, NY 10019	17,778,352		24.3%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	7,348,344		10.0%
Entities affiliated with Starboard Value LP(5) 777 Third Avenue, 18th Floor New York, NY 10017	6,605,276		9.0%
The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	5,733,202		7.8%
Entities affiliated with GAMCO Investors, Inc(7) One Corporate Center Rye, NY 10580	4,327,420		5.9%
Directors and Named Executive Officers
Randall S. Dearth	89,960		*
Simon Bates	0		*
Craig Merrill	5,712		*
Kevin R. Holland	19,835		*
James E. Thompson	19,123		*
Naren Srinivasan	37,807		*
Boudewijn van Lent	9,076 1,468	(O)	*
Peter A. Feld	9,115		*
Janet Giesselman	8,234		*
Clay Kiefaber(8)	10,570		*
Armand Lauzon	23,216		*
Marran Ogilvie	10,794		*
Andrew Ross	11,887		*
Linda Welty	7,043		*
Robert Yanker	48,513		*
All directors and executive officers as a group	312,353		*

*	Indicates ownership of less than 5%

(O)

Pursuant to SEC rules, shares of GCP common stock to be issued upon the exercise of stock options that are exercisable and shares of GCP common stock with respect to which investment or voting power will vest within 60 days after March 15, 2021 are deemed to be beneficially owned as of such date. Such shares are deemed outstanding for purposes of computing the percentage ownership of the applicable person but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(1)	The address of each of the directors and executive officers is: c/o Corporate Secretary, GCP Applied Technologies Inc., 62 Whittemore Avenue, Cambridge, Massachusetts 02140.

(2)	Based on 73,230,582 shares of GCP common stock outstanding on March 15, 2021.

(3)

Amount and nature of ownership is based solely upon information contained in a Schedule 13D/A filed with the SEC on April 28, 2020 (the “Schedule 13D/A”) by 40 North Management LLC (“40 North Management”), 40 North Latitude Fund LP (“40 North Latitude Feeder”), 40 North GP III LLC (“40 North GP III”), 40 North Latitude Master Fund Ltd. (“40 North Latitude Master”), 40 North Latitude SPV-D LLC (“40 North Latitude SPV”), Dalbergia Investments LLC (“Dalbergia”), Standard Industries Inc. (“Standard Industries”), Standard Industries Holdings Inc. (“Standard Holdings”), G-I Holdings Inc. (“G-I Holdings”), G Holdings LLC (“G Holdings LLC”), G Holdings Inc. (“G Holdings Inc.”), David S. Winter, David J. Millstone and Ronnie F. Heyman. 40 North Latitude SPV may be deemed the beneficial owner of 2,727,519 shares. Each of 40 North Management, 40 North Latitude Master, 40 North Latitude Feeder and 40 North GP III may be deemed the beneficial owner of 5,113,804 shares. Each of Dalbergia, Standard Industries, Standard Holdings, G-I Holdings, G Holdings LLC, G Holdings Inc. and Ms. Heyman may be deemed the beneficial owner of 12,664,548 shares. Each of Messrs. Winter and Millstone may be deemed to be the beneficial owner of all of the 17,778,352 shares reported. All of the reporting persons may be deemed to have shared power to vote and shared power to dispose of such shares as they may be deemed to have beneficial ownership of. The principal business address of Dalbergia, Standard Industries, G-I Holdings, G Holdings LLC and G Holdings Inc. is 1 Campus Drive, Parsippany, New Jersey 07054. The principal business address of Standard Holdings is 1011 Centre Road, Suite 315, Wilmington, Delaware 19805. The business address of the remainder of the reporting persons is as set forth in the table above.

(4)

Amount and nature of ownership is based solely upon information contained in a Schedule 13G/A filed with the SEC on January 26, 2020 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A indicates that, as of December 31, 2020, BlackRock has sole and shared voting power over 7,275,123 and 0 shares, respectively, and sole and shared investment power over 7,348,344 and 0 shares, respectively.

(5)

All information regarding Starboard Value LP is based on the Amendment No. 5 to Schedule 13D/A filed with the SEC on May 28, 2020. Starboard Value LP reported that it may be deemed to beneficially own 6,605,276 shares, over which it has sole dispositive and voting power. The beneficial ownership of the common stock is as follows: (i) Starboard Value and Opportunity Master Fund LTD has sole voting and dispositive power over 4,201,356 shares, (ii) Starboard Value and Opportunity S LLC has sole voting and dispositive power over 635,161 shares, (iii) Starboard Value and Opportunity C LP (“Starboard C LP”) has sole voting and dispositive power over 365,924 shares, (iv) Starboard Value R GP LLC has sole voting and dispositive power over 365,924 shares, and is the general partner of each of Starboard R LP and Starboard L GP, (v) Starboard Value R LP (“Starboard R LP”) has sole voting and dispositive power over 365,924 shares, and is the general partner of Starboard C LP, (vi) Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”) has sole voting and dispositive power over 309,732 shares, (vii) Starboard Value L LP (“Starboard L GP”) has sole voting and dispositive power over 309,732 shares and is the general partner of Starboard L Master, (viii) Starboard Value GP LLC (“Starboard Value GP”) has sole voting and dispositive power over 6,540,000 shares and is the general partner of Starboard Value

LP, (ix) Starboard Principal Co LP (“Principal Co”) has sole voting and dispositive power over 6,540,000 shares and is a member of Starboard Value GP, (x) Starboard Principal Co GP LLC (“Principal GP”) has sole voting and dispositive power over 6,540,000 shares and is the general partner of Principal Co, (xi) Jeffrey C. Smith has shared voting and dispositive power over 6,540,000 shares and is a member of Principal GP and a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, and (xii) Peter A. Feld has shared voting and dispositive power over 6,540,000 shares and is a member of Principal GP and a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Each of the individuals and entities listed in the Schedule 13D/A specifically disclaims beneficial ownership of the securities reported herein that he, she or it does not directly own.

(6)

Amount and nature of ownership is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”). The Schedule 13G/A indicates that, as of December 31, 2020, Vanguard has sole and shared voting power over 102,346 and 5,590,205 shares, respectively, and sole and shared investment power over 142,997 and 5,733,202 shares, respectively.

(7)

Amount and nature of ownership is based solely upon information contained in a Schedule 13D/A filed with the SEC on June 2, 2020 by Gabelli Funds LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Gabelli & Company Investment Advisers, Inc. (“GCIA”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”), Associated Capital Group, Inc. (“AC”), and Mario J. Gabelli (“Mario Gabelli”). Mario Gabelli is deemed to have beneficial ownership of the shares owned by each of the foregoing reporting persons. AC, GBL and GGCP are deemed to have beneficial ownership of shares owned by each of the foregoing reporting persons other than Mario Gabelli and the Foundation. GCIA is deemed to have beneficial ownership of shares owned by G.research, LLC. The principal address of GGCP and MJG Associates is 140 Greenwich Avenue, Greenwich, CT 06830. The principal address for the Foundation is 165 West Liberty Street, Reno, Nevada 89501. The principal address for Gabelli Funds, GAMCO, GBL, AC, GCIA and Mario Gabelli is as set forth in the table above.

(8)	Includes 750 shares of common stock held by The Clay Huston Kiefaber Trust

Delinquent Section 16(a) Reports

Under Section 16(a) of the Exchange Act, as amended, GCP’s directors, certain of its officers, and beneficial owners of more than 10% of the outstanding shares of GCP common stock are required to file reports with the SEC concerning their ownership of and transactions in GCP common stock or other GCP securities; these persons are also required to furnish GCP with copies of these reports. Based upon the reports and related information furnished to us, the Company believes that all such filing requirements were complied with in a timely manner during 2020, except that Mr. Waddell filed a late Form 3 in connection with his appointment as the Chief Accounting Officer and principal accounting officer, effective November 25, 2020, and Mr. Bates filed one late Form 4 with respect to restricted stock and options awarded to him on October 1, 2020. These reports have been subsequently filed.

Transactions with Related Persons

The Board recognizes that transactions involving related persons in which GCP is a participant can present conflicts of interest, or the appearance thereof. Accordingly, the Board has adopted a written policy with respect to related person transactions. The policy, which is included as part of GCP’s Corporate Governance Principles, applies to transactions involving related persons that are required to be disclosed pursuant to SEC regulations, which are generally transactions in which:

●	GCP is a participant;

●	the amount involved exceeds $120,000; and

●	any related person, such as a GCP executive officer, director, director nominee, 5% stockholder or any of their respective family members, has a direct or indirect material interest.

Each such related person transaction shall be reviewed by and may be approved or ratified only if it is determined to be in, or not inconsistent with, the best interests of GCP and its stockholders by:

●	the disinterested members of the Audit Committee, if the disinterested members of the Audit Committee constitute a majority of the members of the Audit Committee; or

●	the disinterested members of the Board.

In determining whether to approve or ratify related person transactions, the Audit Committee or the Board, as the case may be, will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable to the affiliated third-party than terms generally available to an unaffiliated third-party under the same or similar circumstances, as well as the extent of the related party’s interest in the transaction. The Audit Committee or the Board, as the case may be, also will consider relationships that, while not constituting related party transactions where a director had a direct or indirect material interest, nonetheless involve transactions between the Company and a company with which a director is affiliated, whether through employment status or by virtue of serving as a director. In the event a related person transaction is entered into without prior approval and, after review by the Audit Committee or the Board, as the case may be, the transaction is not ratified, the Company will make all reasonable efforts to cancel the transaction.

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING AND THE VOTING PROCESS

Quick Reference Guide

1.	Why am I receiving these materials?
2.	Why did I receive the Notice instead of a full set of proxy materials?
3.	What is included in the proxy materials?
4.	Internet access to meeting materials
5.	What am I voting on?
6.	Board voting recommendations
7.	Will any other matters be voted on?
8.	Who can vote and number of votes per share?
9.	How do I vote?
10.	Can I change my vote or revoke my proxy?
11.	What is the deadline for voting shares?
12.	Is my voting privacy protected?
13.	Who will count the votes?
14.	Record and Beneficial Owners
15.	Why is it important for me to vote?
16.	What is the effect of not voting?
17.	Vote required to approve each proposal
18.	Shares represented by proxy materials
19.	What does it mean if I get more than one proxy card or voting instruction card?
20.	Who can attend the meeting?
21.	What do I need to do to attend the meeting?
22.	Votes necessary to hold the meeting
23.	Solicitation of proxies
24.	GCP corporate governance materials
25.	How do I obtain more information?

Question 1: Why am I receiving these materials?

GCP is making these proxy materials available to you because its records indicate that you owned shares of GCP common stock as of March 8, 2021, the record date for the Annual Meeting to be held on May 6, 2021 at 10:00 a.m. Eastern Time online at register.proxypush.com/gcp. This proxy statement describes the proposals that will be voted on at the Annual Meeting, and any adjournments and postponements thereof, and will provide you with the information necessary to make an informed voting decision on the proposals to be presented at the Annual Meeting. Your vote is very important. GCP requests that you vote on the proposals by using the Internet or telephone or, if you have requested a paper copy of these proxy materials, by mail, in each case in the manner described in the Notice and this Proxy Statement.

Question 2: Why did I receive the Notice instead of a full set of proxy materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission, or “SEC,” instead of mailing a printed copy of the proxy materials to each stockholder of record, GCP may furnish proxy materials, including this Proxy Statement and the 2020 annual report to shareholders (the “Annual Report”), by providing access to such documents via the Internet. This e-proxy process expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of the Annual Meeting.

Stockholders of record will not receive printed copies of the proxy materials unless they request them. Instead, GCP will mail the Notice, which will tell you how to access and review all of the proxy materials on the Internet. The Notice also tells you how to vote on the Internet or by telephone. If you would like to receive a paper or e-mail copy of the proxy materials, at no cost to you, you should follow the instructions for requesting such materials in the Notice.

Question 3: What is included in the proxy materials?

The proxy materials include:

●	Proxy statement for the Annual Meeting (including the Notice of Annual Meeting of Stockholders);

●	Annual Report, which includes the Annual Report on Form 10-K and audited consolidated financial statements; and

●	The proxy card.

Question 4: Can I access the proxy materials via the Internet?

The Notice of Annual Meeting of Stockholders, proxy statement and Annual Report are also available at www.proxydocs.com/gcp.

Question 5: What am I voting on?

You are voting on THREE proposals:

Proposal One:

Election of nine directors for a term of one year, with the following as the Board’s unanimously recommended nominees: Simon M. Bates, Peter A. Feld, Janet Plaut Giesselman, Clay H. Kiefaber, Armand F. Lauzon, Marran H. Ogilvie, Andrew M. Ross, Linda J. Welty and Robert H. Yanker.

Proposal Two:	The ratification of PricewaterhouseCoopers LLP as GCP’s independent registered public accounting firm for fiscal year 2021.

Proposal Three:	An advisory, non-binding vote to approve the compensation of GCP’s named executive officers, as described in this proxy statement.

Question 6: What are the voting recommendations of the Board?

The Board is soliciting your proxy and unanimously recommends the following votes:

Proposal One:	FOR each of the Board’s nine director nominees named in this proxy statement and on the proxy card.

Proposal Two:	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as GCP’s independent registered public accounting firm for fiscal year 2021.

Proposal Three:	FOR the approval of the compensation of GCP’s named executive officers, as described in this proxy statement.

Question 7: Will any other matters be voted on?

GCP is not aware of any other matters on which you will be asked to vote at the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting, the proxy holders will use their discretion to vote on these matters as they may arise. Furthermore, if a nominee is unable to serve or for good cause will not serve as director, then the proxy holders will vote for a Board-nominated substitute.

Question 8: Who can vote? What is the number of votes per share?

If you hold shares of GCP common stock as of the close of business on March 8, 2021, the record date for the Annual Meeting, then you are entitled to one vote per share for each matter presented at the Annual Meeting. There is no cumulative voting.

Question 9: How do I vote?

If you are the record holder of shares of GCP common stock, you may vote by following the instructions below. Technically speaking, when you vote via the Internet, by telephone or by mail, you are authorizing a proxy to vote your shares at the Annual Meeting. GCP uses the commonly recognized word “vote” in this proxy statement to cover this procedure. If you hold shares through a broker, bank, financial institution or other nominee or intermediary, you may vote by complying with the instructions of your nominee or intermediary set forth on the voting instruction card.

Vote via the Internet

You may vote via the Internet at www.proxypush.com/gcp as instructed on the Notice. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote your shares via the Internet, you do not need to return a proxy card. Please see the Notice for Internet voting instructions. GCP encourages you to vote in this manner as it is the most cost-effective method.

Vote by Telephone

You may vote toll-free by telephone by calling 1-866-883-3382 in the U.S., U.S. territories and Canada on a touch tone telephone and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return a proxy card. Please see the Notice for telephone voting instructions.

Vote by Mail

If you have received a paper proxy card and choose to vote your shares by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided so that it is received before the close of business on May 5, 2021.

During the Annual Meeting

You may vote during the annual meeting by going to www.proxydocs.com/gcp. You will then be required to enter your control number which is included with the proxy materials. After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the Annual Meeting to the email address you provided during registration with a unique link to the virtual meeting. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the annual meeting.

Question 10: Can I change my vote or revoke my proxy?

Yes, you can change your vote or revoke your proxy, if you are a stockholder of record, by:

●	entering a new vote by Internet or telephone at or before 9 am, Eastern Time, on May 6, 2021;

●	returning a later-dated proxy card by mail so that it is received before the close of business on May 5, 2021;

●

notifying the Corporate Secretary, by written revocation letter, stating that you are revoking your proxy, delivered to the Company’s address listed on the front page of this proxy statement before the beginning of the Annual Meeting; or

●	participate in the Annual Meeting virtually via the Internet and vote again. Participating in the annual meeting will not revoke your Internet vote, telephone vote or proxy, unless you vote again.

If you hold shares through a broker, bank, financial institution or other nominee or intermediary, you can change your vote or revoke your proxy by complying with the instructions of your nominee or intermediary set forth on the voting instruction card.

Question 11: What is the deadline for voting my shares if I do not intend to vote at the Annual Meeting?

If you do not intend to vote in person at the Annual Meeting, your signed proxy card must be received and processed before the close of the polls at the Annual Meeting. Please allow sufficient time for your vote to be received and processed before the Annual Meeting. You may also vote by Internet or by telephone at or before 11:59 p.m., Eastern Time, on May 5, 2021. If you hold shares through a broker, bank, financial institution or other nominee or intermediary, you must comply with the instructions of your nominee or intermediary set forth on the voting instruction card.

Question 12: Is my voting privacy protected?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within GCP or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the votes; and (1) to facilitate a successful proxy solicitation.

Question 13: Who will count the votes?

GCP’s independent transfer agent, EQ Shareowner Services, has been appointed as inspector of election. Its representatives will attend the Annual Meeting and will count the votes.

Question 14: What is the difference between holding shares as a stockholder of record versus as a beneficial owner?

Many of GCP’s stockholders hold their shares as beneficial owner through a broker, rather than directly in their own name as stockholder of record. As summarized below, there are some differences between holding shares directly as stockholder of record and owning shares beneficially through a broker:

Stockholders of Record

If your shares are registered directly in your name with GCP’s transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, or to vote by means of online remote communication at the Annual Meeting.

Beneficial Owners

If your shares are held by a broker, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also welcome to attend the Annual Meeting in accordance with instructions enclosed in this proxy statement. However, since you are not the stockholder of record, you may not vote these shares by means of online remote communication at the Annual Meeting unless you request, complete and deliver a legal proxy from your broker. Your broker should have enclosed with the proxy materials a voting instruction card for you to use in directing the broker how to vote your shares.

Question 15: Why is it important for me to vote?

If you do not vote, your shares may not be represented at the Annual Meeting. This may result in matters not receiving the number of votes necessary for their approval.

Question 16: What is the effect of not voting?

If you own shares in “street name” through a broker and you do not vote:

In the absence of your voting instructions, your broker, bank, financial institution or other nominee or intermediary may or may not vote your shares at its discretion, depending on the proposals before the Annual

Meeting. GCP understands that your nominee or intermediary may vote your shares at its discretion on “routine matters” and that your nominee or intermediary may not vote your shares on proposals that are not “routine.” When your nominee submits a proxy for your shares but does not indicate a vote for a particular proposal because of the absence of voting instructions and discretionary authority, a “broker non-vote” occurs. Broker non-voted shares count toward the quorum requirement but are not counted as voted for or against a proposal, or as abstentions, nor are they counted to determine the number of votes present for a particular proposal.

GCP believes that Proposal Two (ratification of PricewaterhouseCoopers LLP as its independent registered public accounting firm) is a routine matter on which nominees or intermediaries can vote on behalf of their clients if clients do not furnish voting instructions. GCP believes that all other proposals are non-routine matters on which nominees or intermediaries are not entitled to vote your shares without your instructions.

If you own shares that are directly registered in your name and you return a proxy card without giving specific voting instructions:

If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, your shares will count toward the quorum requirement and the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and the proxy holders may vote in their discretion for any other matters properly presented for a vote at the Annual Meeting, or at any adjournments or postponements thereof.

If you own shares that are directly registered in your name and you do not return a proxy card and you do not

In this case, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement.

Question 17: What vote is required to approve each proposal, assuming a quorum is present at the Annual Meeting?

The required vote to approve each proposal will depend on the proposal, as described below.

Proposal One:

Election of Directors

In an uncontested election, where the number of nominees for director does not exceed the number of directors to be elected, directors are elected by a majority of the votes cast. This means that the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that director nominee. Abstentions and broker non-votes are not counted as a vote cast either “FOR” or “AGAINST” a director nominee, and therefore will have no effect on the outcome of the election of directors.

Proposal Two:

Ratification of the Appointment of Independent Registered Public Accounting Firm

Assuming a quorum is present, the affirmative vote of a majority of the shares present, in person (and, if applicable, by means of online remote communication), or by proxy, and entitled to vote is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as GCP’s independent registered public accounting firm for fiscal year 2021. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present. An abstention will have the same effect as a vote against this proposal, but a broker non-vote will have no effect on the outcome of voting on this proposal.

Proposal Three:

Approval of Named Executive Officer Compensation

Assuming a quorum is present, the affirmative vote of a majority of the shares present, in person (and, if applicable, by means of online remote communication), and entitled to vote will constitute the approval, on an advisory, non-binding basis, of the compensation of GCP’s named executive officers, as described in this proxy statement. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present. An abstention will have the same effect as a vote against this proposal, but a broker non-vote will have no effect on the outcome of voting on this proposal.

Question 18: What shares are covered by my proxy card or voting instruction card?

If you are the record holder of shares, the shares covered by your proxy card represents the shares of GCP common stock that are registered directly in your name with GCP’s transfer agent, EQ Shareowner Services.

If your shares are held in a brokerage account or by a bank, financial institution or other nominee or intermediary, the voting instruction card forwarded to you by your nominee or intermediary represents the shares of GCP common stock that are beneficially owned by you.

Question 19: What does it mean if I get more than one proxy card or voting instruction card?

It means your shares are held in more than one account, either as a record holder or in street name. You should vote the shares represented by each proxy Notice or, if you requested printed proxy materials, proxy card or voting instruction card in the manner described in the Notice and this Proxy Statement.

Question 20: Who can attend the Annual Meeting?

All stockholders of record and all beneficial owners of shares held through a broker, bank, financial institution or other nominee or intermediary, as of the close of business on March 8, 2021, may attend the Annual Meeting.

Question 21: What do I need to do to attend the Annual Meeting online?

You may attend the annual meeting by going to visit www.proxydocs.com/gcp. You will then be required to enter your control number which is included with the proxy materials. After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the Annual Meeting to the email address you provided during registration with a unique link to the virtual meeting.

Question 22: How many shares must be present to hold the Annual Meeting?

The presence of holders of a majority of the outstanding shares of GCP, entitled to vote generally in the election of directors, represented by means of online remote communication, or by proxy at the Annual Meeting, constitutes a quorum for conducting business at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes (as described above) will be counted in determining the quorum. On the record date, 73,200,582 shares of GCP common stock were outstanding and entitled to vote at the Annual Meeting, meaning that holders of 36,600,291,001 shares must be present or represented by proxy at the Annual Meeting to have a quorum. However, even if a quorum is not present, the chairman of the meeting or the holders of a majority of the shares so present or represented may adjourn the Annual Meeting.

Question 23: How are proxies solicited and how are costs of solicitation managed?

GCP will pay the costs of soliciting proxies by the Board and the Company. Proxies may be solicited on behalf of GCP by directors, officers or employees of GCP, for no additional compensation, in person or by telephone, facsimile or other electronic means. GCP will also request brokers, banks and other nominees to send proxy materials to, and obtain proxies from, the beneficial owners. As required by the SEC and the NYSE, GCP also will reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of GCP shares.

Question 24: Where can I find GCP corporate governance materials?

GCP has provided its Corporate Governance Principles, Business Ethics and Conflicts of Interest policies, and the charters for the Audit, Compensation, Nominating, Governance and Environmental and Social Responsibility, and Strategy, Operating and Risk Committees of the Board on its website at www.gcpat.com. GCP’s filings with the SEC (including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Section 16 insider trading transactions) are available at www.sec.gov.

Question 25: How do I obtain more information about GCP Applied Technologies Inc.?

To obtain additional information about GCP, you may contact GCP Shareholder Services by:

●	visiting GCP’s website at www.gcpat.com;

●	contacting GCP Shareholder Services at 617-876-1400; or

●	writing to:

GCP Applied Technologies Inc.

Attn: GCP Shareholder Services

62 Whittemore Avenue

Cambridge, Massachusetts 02140

GENERAL INFORMATION

Annual Report

GCP’s 2020 Annual Report, containing the Annual Report on Form 10-K and audited financial statements, accompanies this proxy statement. Stockholders may also obtain a copy of the Annual Report on Form 10-K (including the financial statements and any financial statement schedules), without charge, upon written request to:

GCP Applied Technologies Inc.

Attn: GCP Shareholder Services

62 Whittemore Avenue

Cambridge, Massachusetts 02140

Other Matters

The Board knows of no other matters that will be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

The expenses of preparing, printing and mailing notice of meeting and the proxy materials, making them available over the Internet, and all other expenses of soliciting proxies on behalf of the Board and the Company will be borne by us. In addition, GCP’s directors, officers and employees, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, email, Internet or other means of electronic transmission.

Householding of Proxy Materials

Pursuant to SEC rules, a company may deliver to multiple stockholders sharing the same address a single copy of its proxy statement and Annual Report in a single envelope unless the Company has received prior instructions to the contrary. This procedure is referred to as householding. Upon written or oral request, the Company will mail a separate copy of the proxy statement and Annual Report in separate envelopes to any stockholder at a shared address to which a single copy of the proxy statement and Annual Report were delivered in a single envelope. Conversely, upon written or oral request, the Company will cease delivering separate copies of the proxy statement and Annual Report in separate envelopes to any stockholders at a shared address to which multiple copies of either document were delivered in the past. You may contact GCP with your request by calling (617) 876-1400 or writing to GCP Shareholder Services at the address or phone number provided above. GCP will mail materials that you request at no cost. You can also access this proxy statement and the Annual Report online at www.viewourmaterial.com/GCP and at www.gcpat.com. Stockholders who hold their shares in “street name,” that is, through a broker, bank, financial institution or other nominee or intermediary as holder of record, and who wish to change their householding instructions or obtain copies of these documents, should follow the instructions on their voting instruction card or contact the holders of record.

Stockholder Proposals

A stockholder who intends to propose business, including stockholder nominations for director candidates, at the 2022 Annual Meeting, other than pursuant to Rule 14a-8 of the Exchange Act, must comply with the requirements set forth in GCP’s By-Laws. Among other things, a stockholder must give the Company written notice of the intent to propose business for the 2022 Annual Meeting not earlier than the close of business on the 120th day prior to, and not later than the close of business on the 90th day prior to, the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, based upon the Annual Meeting date of May 6, 2021, GCP’s Corporate Secretary must receive notice of a stockholder’s intent to nominate directors or propose business for the 2022 Annual Meeting, no sooner than the close of business on January 6, 2022, and no later than the close of business on February 5, 2022. Notwithstanding the foregoing, if the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2021 Annual Meeting, then notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2021 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the date of the 2021 Annual Meeting or (ii) if the first public announcement of the date of the 2021 Annual Meeting is less than 100 days prior to the date of the 2021 Annual Meeting, on the 10th day following the day on which the Company first makes a public announcement of the date of the 2021 Annual Meeting. To nominate a person to serve on the Board or propose other business, a stockholder should write to: GCP Applied Technologies Inc., 62 Whittemore Avenue, Cambridge, Massachusetts 02140, Attention: Corporate Secretary.

If the notice is received after the close of business February 5, 2022, or any otherwise applicable deadline, then the notice will be considered untimely and the Company is not required to present the stockholder’s director nominees or other business proposal at the 2022 Annual Meeting. A copy of the GCP Corporate Governance Principles are provided at GCP’s website at www.gcpat.com. A copy of GCP’s By-Laws has been filed with the SEC.

Pursuant to Rule 14a-8 of the Exchange Act, the Company must receive stockholder proposals submitted pursuant to such Rule, in writing by November 26, 2021, to consider them for inclusion in the proxy materials for the 2022 Annual Meeting of Stockholders. However, if the date of the 2022 Annual Meeting of Stockholders has been changed by more than 30 days from the date of the previous year’s Annual Meeting, then the deadline is a reasonable time before GCP begins to print and send its proxy materials.

On behalf of the Board of Directors,

Michael W. Valente

Vice President, General Counsel and Secretary

Dated: March 26, 2021

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : INTERNET – www.proxypush.com/gcp Use the Internet to vote your proxy. ( TELEPHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy. * MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 5, 2021. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, please detach here, sign and date proxy card and return in the postage-paid envelope provided. The Board of Directors Unanimously Recommends a Vote FOR all GCP Nominees in Proposal 1, and FOR Proposals 2 and 3. 1. Election of directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 Simon M. Bates 06 Marran H. Ogilvie 02 Peter A. Feld 07 Andrew M. Ross 03 Janet Plaut Giesselman 08 Linda J. Welty 04 Clay H. Kiefaber 09 Robert H. Yanker 05 Armand F. Lauzon FOR AGAINST ABSTAIN 2. independent To ratify the appointment registered public of PricewaterhouseCoopers accounting firm for 2021 LLP as GCP’s 3. named To approve, executive on an officers, advisory, as non described -binding in basis, the accompanying the compensation proxy of statement GCP’s THIS EACH PROXY OF THE WHEN NOMINEES PROPERLY LISTED EXECUTED IN PROPOSAL WILL 1 BE AND VOTED FOR AS PROPOSALS DIRECTED 2 OR, AND IF 3 NO . DIRECTION IS GIVEN, WILL BE VOTED FOR Date Address Change? Mark box, sign, and indicate changes below: Signature(s) in Box Please held in sign joint exactly tenancy, as all your persons name(s) should appears sign on . Trustees, Proxy. If administrators, Corporations should etc.provide , should full include name of title corporation and authority and title . of authorized officer signing the Proxy.

GCP APPLIED TECHNOLOGIES INC. 2021 ANNUAL MEETING OF STOCKHOLDERS Thursday, May 6, 2021 10:00 a.m. Eastern Time To register for the virtual meeting along with voting your shares, please follow the instructions below: Visit register.proxypush.com/gcp on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure your browser is compatible. As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card. After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/gcp. proxy This Proxy is Solicited on Behalf of the GCP Applied Technologies Inc. Board of Directors The undersigned hereby appoints Simon Bates and Michael Valente, and each of them, with full power of substitution and with all powers that the undersigned would possess if personally present, as proxies to vote all the shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of GCP Applied Technologies Inc. to be held on May 6, 2021 at 10:00 a.m. Eastern Time and at any adjournments or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof in accordance with and as described in the Notice and Proxy Statement of the Annual Stockholders Meeting. The undersigned hereby revokes all proxies previously given, and hereby ratifies all that said proxies may do at the Annual Meeting or any adjournment or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made as to any item, this proxy will be voted in accordance with the Board of Directors’ recommendations. YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE TODAY. If you will not be voting by telephone or the Internet, you are to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage-prepaid if mailed in the United States. Continued and to be signed on reverse side